                                                                    EXHIBIT 3(i)

                                    RESTATED

                          CERTIFICATE OF INCORPORATION

                                       of

                             EXXON MOBIL CORPORATION

          Exxon Mobil Corporation, a corporation organized and existing under the laws of the State of New Jersey, restates and integrates its Certificate of Incorporation, as heretofore restated and amended, to read in full as herein set forth:

          FIRST.  The name of the corporation is:

                             EXXON MOBIL CORPORATION

          SECOND. The address of the corporation's registered office is 830 Bear Tavern Road, West Trenton, New Jersey 08628-1020. The name of the corporation's registered agent at such address, upon whom process against the corporation may be served, is Corporation Service Company.

          THIRD. The purposes for which the corporation is organized are to engage in any or all activities within the purposes for which corporations now or at any time hereafter may be organized under the New Jersey Business Corporation Act and under all amendments and supplements thereto, or any revision thereof or any statute enacted to take the place thereof, including but not limited to the following:

          (1) To do all kinds of mining, manufacturing and trading business; transporting goods and merchandise by land or water in any manner; to buy, sell, lease and improve lands; to build houses, structures, vessels, cars, wharves, docks and piers; to lay and operate pipelines; to erect and operate telegraph and telephone lines and lines for conducting electricity; to enter into and carry out contracts of every kind pertaining to its business; to acquire, use, sell and grant licenses under patent rights; to purchase or otherwise acquire, hold, sell, assign and transfer shares of capital stock and bonds or other evidences of indebtedness of corporations, and to exercise all the privileges of ownership including voting upon the securities so held; to carry on its business and have offices and agencies therefor in all parts of the world; and to hold, purchase, mortgage and convey real estate and personal property within or without the State of New Jersey;

          (2) To engage in any activities encompassed within this Article Third directly or through a subsidiary or subsidiaries and to take any and all acts deemed appropriate to promote the interests of such subsidiary or subsidiaries, including, without limiting the foregoing, the following: making contracts and incurring liabilities for the benefit of such subsidiary or subsidiaries; transferring or causing to be transferred to any such subsidiary or subsidiaries assets of this corporation; guaranteeing dividends on any shares of the capital stock of any such subsidiary; guaranteeing the principal and interest or either of the bonds, debentures, notes or other evidences of indebtedness issued or obligations incurred by any such subsidiary or subsidiaries; securing said bonds, debentures, notes or other evidences of indebtedness so guaranteed by mortgage of or security interest in the property of this corporation; and contracting that said bonds, debentures, notes or other evidences of indebtedness so guaranteed, whether secured or not, may be convertible into shares of this corporation upon such terms and conditions as may be approved by the board of directors;

          (3) To guarantee the bonds, debentures, notes or other evidences of indebtedness issued, or obligations incurred, by any corporation, partnership, limited partnership, joint venture or other association in which this corporation at the time such guarantee is made has a substantial interest or where such guarantee is otherwise in furtherance of the interests of this corporation; and

          (4) To exercise as a purpose or purposes each power granted to corporations by the New Jersey Business Corporation Act or by any amendment or supplement thereto or by any statute enacted to take the place thereof, insofar as such powers authorize or may hereafter authorize corporations to engage in activities.

          FOURTH. The aggregate number of shares which the corporation shall have authority to issue is four billion seven hundred million (4,700,000,000) shares, divided into two hundred million (200,000,000) shares of preferred stock without par value and four billion five hundred million (4,500,000,000) shares of common stock without par value.

          (1) The board of directors of the corporation is authorized at any time or from time to time (i) to divide the shares of preferred stock into classes and into series within any class or classes of preferred stock; (ii) to determine for any such class or series its designation, relative rights, preferences and limitations; (iii) to determine the number of shares in any such class or series (including a determination that such class or series shall consist of a single share); (iv) to increase the number of shares of any such class or series previously determined by it and to decrease such previously determined number of shares to a number not less than that of the shares of such class or series then outstanding; (v) to change the designation or number of shares, or the relative rights, preferences and limitations of the shares, of any theretofore established class or series no shares of which have been issued; and (vi) to cause to be executed and filed without further approval of the shareholders such amendment or amendments to the Restated Certificate of Incorporation as may be required in order to accomplish any of the foregoing.
In particular, but without limiting the generality of the foregoing, the board of directors is authorized to determine with respect to the shares of any class or series of preferred stock:

               (a) whether the holders thereof shall be entitled to cumulative, non-cumulative or partially cumulative dividends or to no dividends and, with respect to shares entitled to dividends, the dividend rate or rates (which may be fixed or variable and may be made dependent upon facts ascertainable outside of the Restated Certificate of Incorporation) and any other terms and conditions relating to such dividends;

               (b) whether the holders thereof shall be entitled to receive dividends payable on a parity with or subordinate or in preference to the dividends payable on any other class or series of shares of the corporation;

               (c) whether, and if so to what extent and upon what terms and conditions, the holders thereof shall be entitled to preferential rights upon the liquidation of, or upon any distribution of the assets of, the corporation;

               (d) whether, and if so upon what terms and conditions, such shares shall be convertible into other securities;

               (e) whether, and if so upon what terms and conditions, such shares shall be redeemable;

               (f) the terms and amount of any sinking fund provided for the purchase or redemption of such shares; and

               (g) the voting rights, if any, to be enjoyed by such shares and the terms and conditions for the exercise thereof.

          (2) Each holder of shares of common stock shall be entitled to one vote for each share of common stock held of record by such holder on all matters on which holders of shares of common stock are entitled to vote.

          (3) No holder of any shares of common or preferred stock of the corporation shall have any right as such holder (other than such right, if any, as the board of directors in its discretion may determine) to purchase, subscribe for or otherwise acquire any unissued or treasury shares, or any option rights, or securities having conversion or option rights, of the corporation now or hereafter authorized.

          (4) The relative voting, dividend, liquidation and other rights, preferences and limitations of the shares of the class of preferred stock designated "Class A Preferred Stock" and the class of preferred stock designated "Class B Preferred Stock" are as set forth in this Article FOURTH and in Exhibit A to this Restated Certificate of Incorporation.

          FIFTH. The following is a list of the names and residences of the original shareholders, and of the number of shares held by each:


H.M. Flagler                   of New York City,                    One share.
Paul Babcock, Jr.              of Jersey City,                      One share.
James McGee                    of Plainfield, New Jersey,           One share.
Thos. C. Bushnell              of Morristown, New Jersey,           One share.

John D. Rockefeller            of Cleveland, Ohio,                  }
Wm. Rockefeller                of New York City,                    }
J.A. Bostwick                  of New York City,                    }
John D. Archbold               of New York City,                    }
O.H. Payne                     of Cleveland, Ohio,                  }
Wm. G. Warden                  of Philadelphia, Pa.,                }
Benj. Brewster                 of New York City,                    }
Chas. Pratt                    of Brooklyn, N.Y.,                   }
and H.M. Flagler               of New York City.                    }

        Trustees of Standard Oil Trust, twenty-nine thousand nine hundred and ninety-six shares (29,996), of which twenty-one thousand seven hundred and twenty-four shares (21,724) were issued for property purchased and necessary for the business of this corporation.

          SIXTH. The number of directors of the corporation as of November 30, 1999 is 19 and their names and business office addresses are:

Dr. Michael J. Boskin                            Mr. Phillip E. Lippincott
Hoover Institution                               P.O. Box 2159
Stanford University                              Park City, Utah 84060
Stanford, California 94305-6010
                                                 Mr. Harry J. Longwell
Mr. Rene Dahan                                   5959 Las Colinas Boulevard
5959 Las Colinas Boulevard                       Irving, Texas 75039-2298
Irving, Texas 75039-2298
                                                 Mrs. Marilyn Carlson Nelson
Mr. William T. Esrey                             Carlson Companies, Inc.
Sprint Corporation                               1405 Xenium Lane North
2330 Shawnee Mission Pkwy.                       Plymouth, Minnesota 55441
Westwood, Kansas 66205
                                                 Mr. J. Richard Munro
Mr. Donald V. Fites                              Time Warner Cable
100 N. E. Adams Street                           290 Harbor Drive
Peoria, IL  61629-9210                           Stamford, CT 06902

Mr. Jess Hay                                     Mr. Lucio A. Noto
Chase Tower                                      5959 Las Colinas Boulevard
2200 Ross Avenue                                 Irving, TX 75039-2298
Dallas, Texas 75201-2764
                                                 Mr. Lee R. Raymond
Mr. Charles A. Heimbold, Jr.                     5959 Las Colinas Boulevard
Bristol-Myers Squibb Company                     Irving, Texas 75039-2298
345 Park Avenue
New York, NY 10154-0037                          Mr. Eugene A. Renna
                                                 5959 Las Colinas Boulevard
Mr. James R. Houghton                            Irving, Texas 75039-2298
80 East Market Street
Corning, New York 14830                          Mr. Walter V. Shipley
                                                 The Chase Manhattan Corporation
Mr. William R. Howell                            270 Park Avenue
6501 Legacy Drive                                New York, New York 10017-2070
Plano, Texas 75024-3698
                                                 Mr. Robert E. Wilhelm
Mrs. Helene L. Kaplan                            5959 Las Colinas Boulevard
Skadden, Arps, Slate, Meagher & Flom             Irving, Texas 75039-2298
919 Third Avenue
New York, NY  10022-3897

Dr. Reatha Clark King
General Mills Foundation
One General Mills Boulevard
Minneapolis, Minnesota 55426

          SEVENTH. The number of directors at any time may be increased or diminished by vote of the board of directors, and in case of any such increase the board of directors shall have power to elect each such additional director to hold office until the next succeeding annual meeting of shareholders and until his successor shall have been elected and qualified.

          The board of directors, by the affirmative vote of a majority of the directors in office, may remove a director or directors for cause where, in the judgment of such majority, the continuation of the director or directors in office would be harmful to the corporation and may suspend the director or directors for a reasonable period pending final determination that cause exists for such removal.

          The board of directors from time to time shall determine whether and to what extent, and at what times and places, and under what conditions and regulations, the accounts and books of the corporation, or any of them, shall be open to the inspection of the shareholders; and no shareholder shall have any right of inspecting any account or book or document of the corporation, except as conferred by statute or authorized by the board of directors, or by a resolution of the shareholders.

          EIGHTH. The following action may be taken by the affirmative vote of a majority of the votes cast by the holders of shares of the corporation entitled to vote thereon:

          (1) The adoption by the shareholders of a proposed amendment of the certificate of incorporation of the corporation;

          (2) The adoption by the shareholders of a proposed plan of merger or consolidation involving the corporation;

          (3) The approval by the shareholders of a sale, lease, exchange, or other disposition of all, or substantially all, the assets of the corporation otherwise than in the usual and regular course of business as conducted by the corporation; and

          (4) Dissolution.

          NINTH. Except as otherwise provided by statute or by this certificate of incorporation or the by-laws of the corporation as in each case the same may be amended from time to time, all corporate powers may be exercised by the board of directors. Without limiting the foregoing, the board of directors shall have power, without shareholder action:

          (1) To authorize the corporation to purchase, acquire, hold, lease, mortgage, pledge, sell and convey such property, real, personal and mixed, without as well as within the State of New Jersey, as the board of directors may from time to time determine, and in payment for any property to issue, or cause to be issued, shares of the corporation, or bonds, debentures, notes or other obligations or evidence of indebtedness thereof secured by pledge, security interest or mortgage, or unsecured; and

          (2) To authorize the borrowing of money, the issuance of bonds, debentures, notes and other obligations or evidences of indebtedness of the corporation, secured or unsecured, and the inclusion of provisions as to redeemability and convertibility into shares of stock of the corporation or otherwise, and, as security for money borrowed or bonds, debentures, notes and other obligations or evidences of indebtedness issued by the corporation, the mortgaging or pledging of any property, real, personal, or mixed, then owned or thereafter acquired by the corporation.

          TENTH. To the full extent from time to time permitted by law, no director or officer of the corporation shall be personally liable to the corporation or its shareholders for damages for breach of any duty owed to the corporation or its shareholders. Neither the amendment or repeal of this Article, nor the adoption of any provision of this certificate of incorporation inconsistent with this Article, shall eliminate or reduce the protection afforded by this Article to a director or officer of the corporation with respect to any matter which occurred, or any cause of action, suit or claim which but for this Article would have accrued or arisen, prior to such amendment, repeal or adoption.

                                                                       EXHIBIT A

                                     PART I

                             Class A Preferred Stock

          Section 1.  Designation and Amount; Special Purpose Restricted
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Transfer Issue.
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          (A) The shares of this class of preferred stock shall be designated as "Class A Preferred Stock" (referred to herein as the "Class A Preferred Stock") and the aggregate number of shares constituting such class which the Corporation shall have the authority to issue is 16,500,000. The shares of this class shall have a stated value of $61.50 per share (the "Stated Value").

          (B) Shares of Class A Preferred Stock shall be issued only to a trustee acting on behalf of the Plan (as defined in Section 9(F)(vii)). In the event of any transfer of shares of Class A Preferred Stock to any person other than the Corporation or the trustee of the Plan, the shares of Class A Preferred Stock so transferred, upon such transfer and without any further action by the Corporation or the holder, shall be automatically converted into shares of the Corporation's Common Stock without par value (the "Common Stock") pursuant to
Section 5 hereof and no such transferee shall have any of the voting powers, preferences and relative, participating, optional or special rights ascribed to shares of Class A Preferred Stock hereunder but, rather, only the powers and rights pertaining to the Common Stock into which such shares of Class A Preferred Stock shall be so converted. In the event of such a conversion, the transferee of the shares of Class A Preferred Stock shall be treated for all purposes as the record holder of the shares of Common Stock into which such shares of Class A Preferred Stock have been automatically converted as of the date of such transfer; provided, however, that the pledge of Class A Preferred
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Stock as collateral under any credit agreement for the financing or refinancing of the initial purchase of the Class A Preferred Stock by the Plan shall not constitute a transfer for purposes of this Section 1. Certificates representing shares of Class A Preferred Stock shall be legended to reflect such restrictions on transfer. Notwithstanding the foregoing provisions of this Section 1 (B), shares of Class A Preferred Stock (i) upon allocation to the account of a participant in the Plan, shall be converted into shares of Common Stock pursuant to Section 5 hereof and the shares of Common Stock issued upon such conversion may be transferred by the holder thereof as permitted by law and (ii) shall be redeemable by the Corporation upon the terms and conditions provided by Sections 6, 7 and 8 hereof.

          Section 2.  Dividends and Distributions.
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          (A) Subject to the provisions for adjustment hereinafter set forth, the holders of shares of Class A Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds available under applicable law and the Certificate of Incorporation, cumulative cash dividends ("Preferred Dividends") in an amount per share equal to $4.68 per annum and no more, payable (x) monthly in arrears, one-twelfth on the 20th day of each month, commencing on July 20, 1989 and ending on June 20, 1990, and thereafter (y) quarterly in arrears, one-quarter on the 20th day of each March, June, September and December in each year (each such monthly and quarterly date a "Dividend Payment Date"), to holders of record at the start of business on such Dividend Payment Date. In the event that any Dividend Payment Date shall occur on any day other than a "Business Day" (as defined in Section 9(F)(i)), the dividend payment due on such Dividend Payment Date shall be paid on the Business Day immediately succeeding such Dividend Payment Date. Preferred Dividends shall begin to accrue on outstanding shares of Class A Preferred Stock from the date of issuance of such shares of Class A Preferred Stock. Preferred Dividends shall accrue on a daily basis whether or not the Corporation shall have earnings or surplus at the time. Preferred Dividends accrued after the date of issuance for any period less than a full monthly or quarterly period, as the case may be, between Dividend Payment Dates shall be computed on the basis of a 360-day year consisting of twelve 30-day months and such a proportional dividend shall accrue for the period from the date of issuance until the end of the dividend payment period in which such issuance occurs. Accumulated but unpaid Preferred Dividends shall accumulate as of the Dividend Payment Date on which they first become payable, but no interest shall accrue on accumulated but unpaid Preferred Dividends.

          (B) So long as any Class A Preferred Stock shall be outstanding, no dividend shall be declared or paid or set apart for payment on any other class of stock ranking on a parity with the Class A Preferred Stock as to dividends ("Parity Stock"), unless there shall also be or have been declared and paid or set apart for payment on the Class A Preferred Stock dividends ratably in proportion to the respective amounts of dividends (a) accumulated and unpaid through all dividend payment periods for the Class A Preferred Stock ending on or before the dividend payment date of such Parity Stock and (b) accumulated and unpaid on such Parity Stock through the dividend payment period on such Parity Stock next preceding such dividend payment date. So long as any Class A Preferred Stock shall be outstanding, in the event that full cumulative dividends on the Class A Preferred Stock have not been declared and paid or set apart for payment for all prior dividend payment periods, the Corporation shall not declare or pay or set apart for payment any dividends or make any other distributions on, or make any payment on account of the purchase, redemption or other retirement of, any other class of stock or series thereof of the Corporation ranking as to dividends junior to the Class A Preferred Stock ("Junior Stock") until full cumulative and unpaid dividends on the Class A Preferred Stock shall have been paid or declared and set apart for payment; provided, however, that the foregoing shall not apply to (i) any dividend
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payable solely in any shares of any Junior Stock, or (ii) the acquisition of shares of any Junior Stock either (x) pursuant to any employee or director incentive or benefit plan or arrangement (including any employment, severance or consulting agreement) of the Corporation or any subsidiary of the Corporation heretofore or hereafter adopted or (y) in exchange solely for shares of any other Junior Stock.

          Section 3.  Voting Rights.  The holders of shares of Class A Preferred
          ---------   -------------
Stock shall have the following voting rights:

          (A) The holders of Class A Preferred Stock shall be entitled to vote on all matters submitted to a vote of the holders of Common Stock of the Corporation, voting together as one class with the holders of Common Stock and any other class or series of preferred stock so voting as one class. Each share of the Class A Preferred Stock shall entitle the holder thereof to a number of votes equal to the number of shares of Common Stock into which such share of Class A Preferred Stock could be converted pursuant to the first sentence of
Section 5(A) hereof on the record date for determining the shareholders entitled to vote, rounded to the nearest one-tenth of a vote; it being understood that whenever the "Conversion Ratio" (as defined in Section 5 hereof) is adjusted pursuant to Section 9 hereof, the voting rights of the Class A Preferred Stock shall also be similarly adjusted.

          (B) Except as otherwise required by law, holders of Class A Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock or any other class or series of preferred stock) for the taking of any corporate action.

          Section 4.  Liquidation, Dissolution or Winding-Up.
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          (A) Upon any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, the holders of Class A Preferred Stock shall be entitled to receive out of assets of the Corporation which remain after satisfaction in full of all valid claims of creditors of the Corporation and which are available for payment to shareholders, and subject to the rights of the holders of any class of stock of the Corporation ranking senior to or on a parity with the Class A Preferred Stock in respect of distributions upon liquidation, dissolution or winding-up of the Corporation, before any amount shall be paid or distributed among the holders of Common Stock or any other class of stock ranking junior to the Class A Preferred Stock in respect of distributions upon liquidation, dissolution or winding-up of the Corporation, liquidating distributions in an aggregate amount of $61.50 per share of Class A Preferred Stock plus an amount equal to all accrued and unpaid dividends thereon to the date fixed for distribution, and no more. If upon any liquidation, dissolution or winding-up of the Corporation, the amounts payable with respect to the Class A Preferred Stock and any other class of stock ranking as to any such distribution on a parity with the Class A Preferred Stock are not paid in full, the holders of the Class A Preferred Stock and such other class of stock shall share ratably in any distribution of assets in proportion to the full respective preferential amounts to which they are entitled. After payment of the full amount to which they are entitled as provided by the foregoing provisions of this Section 4(A), the holders of shares of Class A Preferred Stock shall not be entitled to any further right or claim to any of the remaining assets of the Corporation.

          (B) Neither the merger, consolidation or combination of the Corporation with or into any other corporation, nor the sale, lease, transfer or other exchange of all or any portion of the assets of the Corporation (or any purchase or redemption of some or all of the shares of any class or series of stock of the Corporation), shall be deemed to be a dissolution, liquidation or winding-up of the affairs of the Corporation for purposes of this Section 4, but the holders of Class A Preferred Stock shall nevertheless be entitled in the event of any such transaction to the rights provided by Section 8 hereof.

          (C) Written notice of any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, stating the payment date or dates when, and the place or places where, the amounts distributable to holders of Class A Preferred Stock and any other class or series of preferred stock in such circumstances shall be payable, and stating that, except in the case of Class A Preferred Stock represented by uncertificated shares, such payment will be made only after the surrender (or submission for notation of any partial payment) of such holder's certificates representing shares of Class A Preferred Stock, shall be given by first class mail, postage prepaid, mailed not less than twenty (20) days prior to any payment date stated therein, to the holders of Class A Preferred Stock, at the address shown on the books of the Corporation or any transfer agent for the Class A Preferred Stock.

          Section 5.  Conversion into Common Stock.
          ---------   ----------------------------

          (A) A holder of shares of Class A Preferred Stock shall be entitled at any time, but not later than the close of business on the Redemption Date (as hereinafter defined) of such shares pursuant to Section 6, 7 or 8 hereof, to cause any or all of such shares to be converted into a number of shares of Common Stock for each share of Class A Preferred Stock which initially shall be one and which shall be adjusted as hereinafter provided (and, as so adjusted, is hereinafter sometimes referred to as the "Conversion Ratio"). In addition to the foregoing and subject to Section 5(B) hereof, a holder of shares of Class A Preferred Stock upon allocation of such shares to the account of a participant in the Plan shall be required to convert each such share of Class A Preferred Stock into the greater of (i) that number of shares of Common Stock which shall be the quotient obtained by dividing the Stated Value of each share of Class A Preferred Stock by the greater of (x) $15 divided by the Conversion Ratio or (y) the average of the high and low sales prices for a share of Common Stock on the trading day next preceding the Conversion Date (as hereinafter defined) on which one or more sales of shares of Common Stock occur, all as reported on the Composite Tape (as hereinafter defined), or (ii) that number of shares of Common Stock equal to the Conversion Ratio. The Corporation's determination in good faith in respect of the number of shares to be issued upon any and all conversions pursuant to the preceding sentence shall be conclusive.

          (B) Any holder of shares of Class A Preferred Stock desiring or required to convert such shares into shares of Common Stock shall surrender the certificate or certificates representing the shares of Class A Preferred Stock being converted, duly assigned or endorsed for transfer to the Corporation (or accompanied by duly executed stock powers relating thereto) in case of a request for registration in a name other than that of such holder, at the offices of the Corporation or the transfer agent for the Common Stock accompanied by written notice of conversion. Such notice of conversion shall specify (i) the number of shares of Class A Preferred Stock to be converted, and the name or names in which such holder wishes the certificate or certificates for Common Stock and for any shares of Class A Preferred Stock not to be so converted to be issued (or the name or names in which ownership of such shares is to be registered in the event that they are to be uncertificated), (ii) the address or addresses to which such holder wishes delivery to be made of such new certificates to be issued upon such conversion, and (iii) whether the conversion is being effected pursuant to the second sentence of Section 5(A) hereof.

          (C) A conversion of shares of Class A Preferred Stock into shares of Common Stock pursuant to Section 5(A) shall be effective immediately before the close of business on the day of the later of (i) the surrender to the Corporation of the certificate or certificates for the shares of Class A Preferred Stock to be converted, duly assigned or endorsed for transfer to the Corporation (or accompanied by duly executed stock powers relating thereto) in case of a request for registration in a name other than that of such holder and
(ii) the giving of the notice of conversion as provided herein (the "Conversion Date"). On and after such Conversion Date, the person or persons entitled to receive the Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock.

          (D) Promptly after the Conversion Date for shares of Class A Preferred Stock to be converted, the Corporation or the transfer agent for the Common Stock shall issue and send by hand delivery (with receipt to be acknowledged) or by first class mail, postage prepaid, to the holder of such shares or to such holder's designee, at the address designated by such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled upon conversion. In the event that there shall have been surrendered a certificate or certificates representing shares of Class A Preferred Stock only part of which are to be converted, the Corporation or the transfer agent for the Common Stock shall issue and deliver to such holder or such holder's designee a new certificate or certificates representing the number of shares of Class A Preferred Stock which shall not have been converted.

          (E) The Corporation shall not be obligated to deliver to holders of Class A Preferred Stock any fractional share or shares of Common Stock issuable upon any conversion of such shares of Class A Preferred Stock, but in lieu thereof may make a cash payment in respect thereof in any manner permitted by law. The determination in good faith by the Corporation of the amount of any such cash payments shall be conclusive.

          (F) The Corporation shall at all times reserve and keep available out of its authorized and unissued and/or treasury Common Stock solely for issuance upon the conversion of shares of Class A Preferred Stock as herein provided, free from any preemptive rights, the maximum number of shares of Common Stock as shall from time to time be issuable upon the conversion of all shares of Class A Preferred Stock then outstanding.

          Section 6.  Redemption at the Option of the Corporation.
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          (A) The Class A Preferred Stock shall be redeemable, in whole or in part, at the option of the Corporation at any time at the Stated Value, plus an amount equal to all accrued and unpaid dividends thereon to the date fixed for redemption (the close of business on such date being referred to as the "Redemption Date"); provided that such redemption may be made on or after
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December 20, 1990 and prior to July 20, 1995 only if (i) the Corporation shall have requested that the trustee of the Plan repay the indebtedness incurred by such trustee to purchase the shares of Class A Preferred Stock and (ii) either
(x) Section 404(k) of the Code (as hereinafter defined) is repealed or amended or the Internal Revenue Service or the Treasury Department promulgates a Revenue Ruling or Regulation or a federal Court of Appeals issues a decision involving the Corporation, at any time on or after December 20, 1990 and prior to July 20, 1995 with the effect that less than 100% of the dividends payable on the shares of any capital stock of the Corporation including, without limitation, Class A Preferred Stock or Common Stock held in the Plan is deductible by the Corporation, when paid to participants in the Plan or their beneficiaries or used to repay indebtedness as described in Section 404(k) of the Code, from its gross income for purposes of determining its liability for the federal income tax imposed by Section 11 of the Code or (y) the Code is amended at any time on or after December 20, 1990 and prior to July 20, 1995 (other than to change the rate of any existing tax imposed by the Code) or the Internal Revenue Service or the Treasury Department promulgates a Revenue Ruling or Regulation or a federal Court of Appeals issues a decision involving the Corporation, with the effect that the Corporation's liability for the alternative minimum tax imposed by
Section 55 of the Code, the general federal income tax imposed by Section 11 of the Code or any other tax hereafter imposed by the Code is increased solely by reason of its claiming a deduction in respect of dividends paid on the shares of any capital stock of the Corporation including, without limitation, Class A Preferred Stock or Common Stock held in the Plan in a manner consistent with
Section 404(k) of the Code. Payment of the redemption price shall be made by the Corporation in cash or shares of Common Stock or a combination thereof, as permitted by paragraph (C) of this Section 6. From and after the Redemption Date, dividends on shares of Class A Preferred Stock called for redemption will cease to accrue, such shares will no longer be deemed to be outstanding and all rights in respect of such shares of the Corporation shall cease, except the right to receive the redemption price. No interest shall accrue at the redemption price after the Redemption Date. If less than all of the outstanding shares of Class A Preferred Stock are to be redeemed, the Corporation shall either redeem a portion of the shares of each holder determined pro rata based on the number of shares held by each holder or shall select the shares to be redeemed by lot or as may be otherwise determined by the Board of Directors of the Corporation.

          (B) Unless otherwise required by law, notice of redemption pursuant to paragraph (A) of this Section 6 will be sent to the holders of Class A Preferred Stock at the address shown on the books of the Corporation or any transfer agent for the Class A Preferred Stock by first class mail, postage prepaid, mailed not less than thirty (30) days nor more than sixty (60) days prior to the Redemption Date. Such Class A Preferred Stock shall continue to be entitled to the conversion rights provided in Section 5 hereof through such Redemption Date. Each such notice shall state: (i) the Redemption Date; (ii) the total number of shares of the Class A Preferred Stock to be redeemed and, if fewer than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (iii) the redemption price and the intended form of payment; (iv) the place or places where certificates for such shares are to be surrendered for payment of the redemption price; (v) that dividends on the shares to be redeemed will cease to accrue on such Redemption Date; and (vi) a summary of the conversion rights of the shares to be redeemed, the period within which conversion rights may be exercised, and the Conversion Ratio in effect at the time. Upon surrender of the certificate for any shares so called for redemption and not previously converted (or upon giving the notice of redemption in the case of uncertificated shares), but not earlier than the Redemption Date, the Corporation shall pay to the holder of such shares or its designee the redemption price set forth pursuant to this Section 6.

          (C) The Corporation, at its option, may make payment of the redemption price required upon redemption of shares of Class A Preferred Stock pursuant to
Section 6 or 7 hereof in cash or in shares of Common Stock or in a combination of such shares and cash, any such shares of Common Stock to be valued for such purpose at their Fair Market Value (as defined in Section 9(F)(iii)) on the Redemption Date. Any shares of Common Stock so issued or delivered (or issued or delivered pursuant to Section 7) shall be deemed to have been issued or delivered to the holder of the Class A Preferred Stock as of the Redemption Date and such holder shall be deemed to have become the record holder thereof as of the Redemption Date.

          Section 7.  Other Redemption Rights.
          ---------   -----------------------

          Shares of Class A Preferred Stock shall be redeemed by the Corporation for cash or, if the Corporation so elects, in shares of Common Stock, or a combination of such shares and cash (any such shares of Common Stock to be valued for such purpose in accordance with Section 6(C)), at a redemption price equal to the Stated Value plus accrued and unpaid dividends thereon to the date fixed for redemption, at the option of the holder, at any time and from time to time upon notice to the Corporation given not less than five (5) Business Days prior to the Redemption Date fixed by the holder in such notice (i) in the event that the Plan is determined by the Internal Revenue Service not to be qualified within the meaning of Sections 401(a) and 4975(e)(7) of the Internal Revenue Code of 1986, as amended from time to time (the "Code") or (ii) in the event that the Plan is terminated in accordance with its terms.

          Section 8.  Consolidation, Combination, Merger, Etc.
          ---------   ---------------------------------------

          (A) In the event that the Corporation shall consummate any consolidation, combination, merger or substantially similar transaction, pursuant to which the outstanding shares of Common Stock are by operation of law exchanged solely for or changed, reclassified or converted solely into stock of any successor or resulting corporation (including the Corporation) that constitutes "qualifying employer securities" with respect to a holder of Class A Preferred Stock within the meaning of Section 409(1) of the Code and Section 407(d)(5) of the Employee Retirement Income Security Act of 1974, as amended, or any successor provisions of law, and, if applicable, for a cash payment in lieu of fractional shares, if any, the shares of Class A Preferred Stock of such holder shall in connection therewith be exchanged for or converted into preferred stock of such successor or resulting corporation, having in respect of such corporation insofar as possible the same powers, preferences and relative, participating, optional or other special rights (including the redemption rights provided by Sections 6, 7 and 8 hereof), and the qualifications, limitations or restrictions thereon, that the Class A Preferred Stock had immediately prior to such transaction, except that after such transaction each share of the Class A Preferred Stock shall be convertible, otherwise on the terms and conditions provided by Section 5 hereof, into the number and kind of qualifying employer securities so receivable by a holder of the number of shares of Common Stock into which such shares of Class A Preferred Stock could have been converted pursuant to the first sentence of Section 5(A) hereof immediately prior to such transaction; provided, however, that if by virtue of the structure of such
             --------  -------
transaction, a holder of Common Stock is required to make an election with respect to the nature and kind of consideration to be received in such transaction, such holder of shares of Class A Preferred Stock shall be entitled to make an equivalent election as to the nature and kind of consideration it shall receive, and if such election cannot practicably be made by the holders of the Class A Preferred Stock, then the shares of Class A Preferred Stock shall, by virtue of such transaction and on the same terms as apply to the holders of Common Stock, be convertible into or exchangeable for the aggregate amount of qualifying employer securities (payable in like kind and proportion) receivable by a holder of the number of shares of Common Stock into which such shares of Class A Preferred Stock could have been converted immediately prior to such transaction if such holder of Common Stock failed to exercise any rights of election to receive any kind or amount of qualifying employer securities receivable upon such transaction (provided that, if the kind or amount of
                                  --------
qualifying employer securities receivable upon such transaction is not the same for each non-electing share, then the kind and amount of qualifying employer securities receivable upon such transaction for each such non-electing share shall be the kind and amount so receivable per share by a plurality of the non-electing shares). The conversion rights of the class of preferred stock of such successor or resulting corporation for which the Class A Preferred Stock is exchanged or into which it is converted, shall successively be subject to adjustments pursuant to Section 9 hereof after any such transactions as nearly equivalent as practicable to the adjustments provided for by such Section prior to such transaction. The Corporation shall not consummate any such merger, consolidation or similar transaction unless the successor or resulting corporation shall have agreed to recognize and honor the rights of the holders of Class A Preferred Stock set forth in this Section 8(A).

          (B) In the event that the Corporation shall consummate any consolidation, combination, merger or substantially similar transaction, pursuant to which the outstanding shares of Common Stock are by operation of law exchanged for or changed, reclassified or converted into other stock or securities or cash or any other property, or any combination thereof, other than solely qualifying employer securities (as referred to in Section 8(A)) and cash payments, if applicable, in lieu of fractional shares, outstanding shares of Class A Preferred Stock shall, without any action on the part of the Corporation or any holder thereof (but subject to Section 8(C)), be deemed to have been converted pursuant to the first sentence of Section 5(A) hereof immediately prior to the consummation of such merger, consolidation, combination or similar business combination transaction into the number of shares of Common Stock into which such shares of Class A Preferred Stock could have been converted pursuant to the first sentence of Section 5(A) hereof at such time so that each share of Class A Preferred Stock shall, by virtue of such transaction and on the same terms as apply to the holders of Common Stock, be converted into or exchanged for the aggregate amount of stock, securities, cash or other property (payable in like kind and proportion) receivable by a holder of the number of shares of Common Stock into which such share of Class A Preferred Stock could have been converted pursuant to the first sentence of
Section 5(A) hereof immediately prior to such transaction; provided, however,
                                                           --------  -------
that if by virtue of the structure of such transaction, a holder of Common Stock is required to make an election with respect to the nature and kind of consideration to be received in such transaction, the holder of Class A Preferred Stock shall be entitled to make an equivalent election as to the kind of consideration it shall receive, and if such election cannot practicably be made by the holders of the Class A Preferred Stock, then the shares of Class A Preferred Stock shall, by virtue of such transaction and on the same terms as apply to the holders of Common Stock, be converted into or exchanged for the aggregate amount of stock, securities, cash or other property (payable in like kind and proportion) receivable by a holder of the number of shares of Common Stock into which such shares of Class A Preferred Stock could have been converted immediately prior to such transaction if such holder of Common Stock failed to exercise any rights of election as to the kind or amount of stock, securities, cash or other property receivable upon such transaction (provided
                                                                     --------
that, if the kind or amount of stock, securities, cash or other property
----
receivable upon such transaction is not the same for each non-electing share, then the kind and amount of stock, securities, cash or other property receivable upon such transaction for each such non-electing share shall be the kind and amount so receivable per share by a plurality of the non-electing shares).

          (C) In the event the Corporation shall enter into any agreement providing for any consolidation, combination, merger or substantially similar transaction described in Section 8(B), then the Corporation shall as soon as practicable thereafter (and in any event at least twenty (20) Business Days before consummation of such transaction) give notice of such agreement and the material terms thereof to each holder of Class A Preferred Stock and each holder shall have the right to elect, by written notice to the Corporation, to receive, upon consummation of such transaction (if and when such transaction is consummated), from the Corporation or the successor of the Corporation, in redemption and retirement of such Class A Preferred Stock, a cash payment equal to the amount payable in respect of shares of Class A Preferred Stock upon redemption pursuant to Section 6(A) hereof as if the date of the consummation of such transaction was the Redemption Date. No such notice of redemption shall be effective unless given to the Corporation prior to the close of business on the second Business Day prior to consummation of such transaction, unless the Corporation or the successor of the Corporation shall waive such prior notice, but any notice of redemption so given prior to such time may be withdrawn by notice of withdrawal given to the Corporation prior to the close of business on the second Business Day prior to consummation of such transaction.

          Section 9.  Anti-dilution Adjustments.
          ---------   -------------------------

          (A) In the event the Corporation shall, at any time or from time to time while any of the shares of the Class A Preferred Stock are outstanding, (i) pay a dividend or make a distribution in respect of the Common Stock in shares of Common Stock, (ii) subdivide the outstanding shares of Common Stock or (iii) combine the outstanding shares of Common Stock into a smaller number of shares, in each case whether by reclassification of shares, recapitalization of the Corporation (including a recapitalization effected by a merger or consolidation to which Section 8 hereof does not apply) or otherwise, the Conversion Ratio in effect immediately prior to such action shall be adjusted by multiplying such Conversion Ratio by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event, and the denominator of which is the number of shares of Common Stock outstanding immediately before such event. An adjustment made pursuant to this Section 9(A) shall be given effect, upon payment of such a dividend or distribution, as of the record date for the determination of shareholders entitled to receive such dividend or distribution (on a retroactive basis) and in the case of a subdivision or combination shall become effective immediately as of the effective date thereof.

          (B) In the event the Corporation shall, at any time or from time to time while any shares of Class A Preferred Stock are outstanding, issue rights, options or warrants to all holders of its outstanding Common Stock, without any charge to such holders, entitling them (for a period expiring within forty-five
(45) days after the record date mentioned below) to subscribe for or purchase shares of Common Stock at a price per share which is more than 2% lower at the record date mentioned below than the then Current Market Price per share of Common Stock, the Conversion Ratio in effect immediately prior to such action shall, subject to paragraphs (D) and (E) of this Section 9, be adjusted by multiplying such Conversion Ratio by a fraction (i) the numerator of which shall be the number of shares of Common Stock outstanding on the date of issuance of such rights, options or warrants plus the number of additional shares of Common Stock issued upon exercise thereof, and (ii) the denominator of which shall be the number of shares of Common Stock outstanding on the date of issuance of such rights, options or warrants plus the number of shares which the aggregate offering price of the total number of shares of Common Stock so issued would purchase at the then Current Market Price per share of Common Stock. Such adjustment shall be made whenever such rights, options or warrants have expired, and shall become effective retroactively immediately after the record date for the determination of shareholders entitled to receive such rights, options or warrants on the basis of the number of rights, options or warrants actually exercised.

          (C) In the event the Corporation shall, at any time or from time to time while any of the shares of Class A Preferred Stock are outstanding, make an Extraordinary Distribution (as defined in Section 9(F)(ii)) in respect of the Common Stock, whether by dividend, distribution, reclassification of shares or recapitalization of the Corporation (other than a recapitalization or reclassification effected by a merger, combination or consolidation to which
Section 8 hereof applies), the Conversion Ratio in effect immediately prior to such Extraordinary Distribution shall, subject to paragraphs (D) and (E) of this
Section 9, be adjusted by multiplying such Conversion Ratio by a fraction, the numerator of which shall be the product of (i) the number of shares of Common Stock outstanding immediately before such Extraordinary Distribution and (ii) the Fair Market Value of a share of Common Stock on the Valuation Date (as defined in Section 9(F)(vi)) with respect to an Extraordinary Distribution, and the denominator of which shall be (i) the product of (x) the number of shares of Common Stock outstanding immediately before such Extraordinary Distribution and
(y) the Fair Market Value of a share of Common Stock on the Valuation Date with respect to an Extraordinary Distribution, minus (ii) the Fair Market Value of
                                          -----
the Extraordinary Distribution on the Valuation Date. The Corporation shall send each holder of Class A Preferred Stock notice of its intent to make any Extraordinary Distribution at the same time as, or as soon as practicable after, such intent is first communicated (including by announcement of a record date in accordance with the rules of the principal stock exchange on which the Common Stock is listed or admitted to trading) to holders of Common Stock. Such notice shall indicate the intended record date and the amount and nature of such dividend or distribution, and the Conversion Ratio in effect at such time.

          (D) Notwithstanding any other provisions of this Section 9, the Corporation shall not be required to make any adjustment of the Conversion Ratio unless such adjustment would require an increase or decrease of at least one percent (1%) in the Conversion Ratio. Any lesser adjustment shall be carried forward and shall be made no later than the time of, and together with, the next subsequent adjustment which, together with any adjustment or adjustments so carried forward, shall amount to an increase or decrease of at least one percent (1%) in the Conversion Ratio.

          (E) The Corporation shall be entitled to make such additional adjustments in the Conversion Ratio, in addition to those required by the foregoing provisions of this Section 9, as shall be necessary in order that any dividend or distribution in shares of capital stock of the Corporation, subdivision, reclassification or combination of shares of stock of the Corporation or any recapitalization of the Corporation shall not be taxable to holders of the Common Stock.

          (F) For purposes of this Exhibit A, the following definitions shall apply:

               (i) "Business Day" shall mean each day that is not a Saturday, Sunday or a day which state or federally chartered banking institutions in New York are required or authorized to be closed.

               (ii) "Extraordinary Distribution" shall mean any dividend or other distribution (effected while any of the shares of Class A Preferred Stock are outstanding) of (x) cash to the extent that such dividend or distribution when added to the amount of all cash dividends and distributions paid during the preceding period of twelve (12) calendar months exceeds fifteen percent (15%) of the aggregate Fair Market Value of all shares of Common Stock outstanding on the declaration date for such Extraordinary Distribution and/or (y) any shares of capital stock of the Corporation (other than shares of Common Stock), other securities of the Corporation, evidences of indebtedness of the Corporation or any other person or any other property (including shares of any subsidiary of the Corporation), or any combination thereof, but excluding rights, options or warrants to which Section 9(B) refers (without regard to the subscription or purchase price provided for therein).

               (iii) "Fair Market Value" shall mean, as to shares of Common Stock or any other class of publicly traded capital stock or securities of the Corporation or any other issuer which are publicly traded, the average of the Current Market Prices of such shares or securities for each day of the Adjustment Period. The "Fair Market Value" of any security which is not publicly traded or of any other property shall mean the fair value thereof as determined by an independent investment banking or appraisal firm experienced in the valuation of such securities or property, which firm shall be selected in good faith by the Board of Directors of the Corporation or a committee thereof, or, if no such investment banking or appraisal firm is in the good faith judgment of the Board of Directors or such committee available to make such determination, as determined in good faith by the Board of Directors of the Corporation or such committee.

               (iv) "Current Market Price" of publicly traded shares of Common Stock or any other class of capital stock or other security of the Corporation or any other issuer shall mean (I) the last reported sales price, regular way, or, if no sale takes place on such day, the average of the reported closing bid and asked prices, regular way, in either case as reported on the Composite Tape for New York Stock Exchange transactions (the "Composite Tape") or, (II) if such security is not listed or admitted to trading on the New York Stock Exchange (the "NYSE"), on the principal national securities exchange on which such security is listed or admitted to trading or, (III) if not listed or admitted to trading on any national securities exchange, on the National Market System of the National Association of Securities Dealers, Inc. Automated Quotation System ("NASDAQ National Market System") or, (IV) if such security is not quoted on the NASDAQ National Market System, the average of the closing bid and asked prices on each such day in the over-the-counter market as reported by NASDAQ or, (V) if bid and asked prices for such security on each such day shall not have been reported through NASDAQ, the average of the bid and asked prices for such day as furnished by any NYSE member firm regularly making a market in such security selected for such purposes by the Board of Directors of the Corporation or a committee thereof, in each case, on each trading day during the Adjustment Period; provided, however, in determining
                                               --------  -------
     the Current Market Price, the value (as reasonably determined by the Board of Directors of the Corporation or a committee thereof) of any "due-bill" or similar instrument which is then associated with a share of Common Stock or any other class of capital stock or other security, shall be deducted.

               (v) "Adjustment Period" shall mean the period of five (5) consecutive trading days preceding, and including, the date as of which the Fair Market Value of a security is to be determined.

               (vi) "Valuation Date" with respect to an Extraordinary Distribution shall mean the date that is five (5) Business Days prior to the record date for such Extraordinary Distribution.

               (vii) "Plan" shall mean collectively the Corporation's Thrift and ESOP plans and its Thrift and ESOP Trust.

          (G) Whenever an adjustment to the Conversion Ratio and the related voting rights of the Class A Preferred Stock is required pursuant hereto, the Corporation shall forthwith deliver to the transfer agent(s) for the Common Stock and the Class A Preferred Stock and file with the Secretary of the Corporation, a statement signed by an officer of the Corporation stating the adjusted Conversion Ratio determined as provided herein, and the voting rights (as appropriately adjusted), of the Class A Preferred Stock. Such statement shall set forth in reasonable detail such facts as shall be necessary to show the reason and the manner of computing such adjustment including any determination of Fair Market Value involved in such computation. Promptly after each adjustment to the Conversion Ratio and the related voting rights of the Class A Preferred Stock, the Corporation shall mail a notice thereof and of the then prevailing Conversion Ratio to each holder of Class A Preferred Stock.

          Section 10.  Ranking; Cancellation of Shares.
          ----------   -------------------------------

          (A) The Class A Preferred Stock shall rank senior to the Common Stock as to the payment of dividends and senior to the Common Stock as to the distribution of assets on liquidation, dissolution and winding-up of the Corporation, and, unless otherwise provided in the Certificate of Incorporation, as the same may be amended, the Class A Preferred Stock shall rank on a parity with all other classes or series of the Corporation's preferred stock, as to payment of dividends and the distribution of assets on liquidation, dissolution or winding-up.

          (B) Any shares of Class A Preferred Stock acquired by the Corporation by reason of the conversion or redemption of such shares as provided hereby, or otherwise so acquired, shall be cancelled as shares of Class A Preferred Stock and restored to the status of authorized but unissued shares of preferred stock of the Corporation, undesignated as to classes or series, and may thereafter be reissued as part of a new class or series of such preferred stock as permitted by law.

          Section 11.  Miscellaneous.
          ----------   -------------

          (A) All notices referred to herein shall be in writing, and all notices hereunder shall be deemed to have been given upon the earlier of receipt thereof or three (3) Business Days after the mailing thereof if sent by registered mail (unless first class mail shall be specifically permitted for such notice under the terms of this Exhibit A) with postage prepaid, addressed:
(i) if to the Corporation, to its office at 5959 Las Colinas Boulevard, Irving, TX 75039 (Attention: Treasurer) or to the transfer agent (if any) for the Class A Preferred Stock or (ii) if to any holder of the Class A Preferred Stock or the Common Stock, as the case may be, to such holder at the address of such holder as listed in the stock record books of the Corporation (which may include the records of any transfer agent for the Class A Preferred Stock or the Common Stock, as the case may be) or (iii) to such other address as the Corporation shall have designated by notice similarly given.

          (B) In the event that, at any time as a result of an adjustment made pursuant to Section 8 or 9, the holder of any share of the Class A Preferred Stock upon thereafter surrendering such shares for conversion shall become entitled to receive any shares or other securities of the Corporation other than shares of Common Stock, the Conversion Ratio in respect of such other shares or securities so receivable upon conversion of shares of Class A Preferred Stock shall thereafter be adjusted, and shall be subject to further adjustment from time to time, in a manner and on terms as nearly equivalent as practicable to the provisions with respect to Common Stock contained in Sections 8 or 9, and the provisions of each of the other Sections hereof with respect to the Common Stock shall apply on like or similar terms to any such other shares or securities. Any determination in good faith by the Corporation as to any adjustment of the Conversion Ratio pursuant to this Section 11 (B) shall be conclusive.

          (C) The Corporation shall pay any and all issuance, stock transfer and documentary stamp taxes that may be payable in respect of any issuance or delivery of shares of Class A Preferred Stock or Common Stock or other securities issued upon conversion of Class A

Preferred Stock pursuant hereto or certificates representing such shares or securities. The Corporation shall not, however, be required to pay any such tax which may be payable in respect of any transfer involved in the issuance or delivery of shares of Common Stock or other securities in a name other then that in which the shares of Class A Preferred Stock with respect to which such shares or other securities are issued or delivered were registered, or in respect of any payment to any person with respect to any such shares or securities other than a payment to the registered holder thereof, and shall not be required to make any such issuance, delivery or payment unless and until the person otherwise entitled to such issuance, delivery or payment has paid to the Corporation the amount of any such tax for issuance, transfer or documentary stamp taxes or has established, to the satisfaction of the Corporation, that such tax has been paid or is not payable.

          (D) In the event that a holder of shares of Class A Preferred Stock shall not by written notice designate the name in which (i) shares of Common Stock or (ii) any other securities in accordance with this Exhibit A, to be issued upon conversion of such shares should be registered or to whom payment upon redemption of shares of Class A Preferred Stock should be made or the address to which the certificate or certificates representing such shares, or such payment, should be sent, the Corporation shall be entitled to register such shares, and make such payment, in the name of the holder of such Class A Preferred Stock as shown on the records of the Corporation and to send the certificate or certificates representing such shares, or such payment, to the address of such holder shown on the records of the Corporation.

          (E) Unless otherwise provided in the Certificate of Incorporation, as the same may be amended, all payments of (x) dividends upon the shares of any class of stock and upon any other class of stock ranking on a parity with such first class of stock with respect to such dividends shall be made pro rata, so that amounts paid per share on such first class of stock and such other class of stock shall in all cases bear to each other the same ratio that the required dividends then payable per share on the shares of such first class of stock and such other class of stock bear to each other and (y) distributions on voluntary or involuntary dissolution, liquidation or winding-up or otherwise made upon the shares of any class of stock and upon any other class of stock ranking on a parity with such first class of stock with respect to such distributions shall be made pro rata, so that amounts paid per share on such first class of stock and such other class of stock shall in all cases bear to each other the same ratio that the required distributions then payable per share on the shares of such first class of stock and such other class of stock bear to each other.

          (F) The Corporation may appoint, and from time to time discharge and change, a transfer agent for the Class A Preferred Stock. Upon any such appointment or discharge of a transfer agent, the Corporation shall send notice thereof by first class mail, postage prepaid, to each holder of record of Class A Preferred Stock. So long as there is a transfer agent for a class of stock, a holder thereof shall give any notices to the Corporation required hereunder to the transfer agent at the address of the transfer agent last given by the Corporation.

          (G) If the Corporation and the holder so agree, any shares of Class A Preferred Stock or any shares of Common Stock into which the shares of Class A Preferred Stock shall be converted, may be uncertificated shares, provided that
                                                                  --------
the names of the holders of all uncertificated shares and the number of such shares held by each holder shall be registered at the offices of the Corporation or the transfer agent for such shares. In the event that any shares shall be uncertificated, all references herein to the surrender or issuance of stock certificates shall have no application to such uncertificated shares.

                                     PART II

                             Class B Preferred Stock

     1.   Designation and Issuance

          (A) The shares of such class shall be designated CLASS B PREFERRED STOCK (hereinafter referred to as "Class B Preferred Stock") and the number of shares constituting such class shall be 165,800. Such number of shares may be increased or decreased by resolution of the Board of Directors, but no such decrease shall reduce the number of shares of Class B Preferred Stock to a number less than that of the shares then outstanding plus the number of shares issuable upon exercise of any rights, options or warrants or upon conversion of outstanding securities issued by the Corporation. All shares of Class B Preferred Stock redeemed or purchased by the Corporation shall be retired and shall be restored to the status of authorized but unissued shares of preferred stock without designation.

          (B) Shares of Class B Preferred Stock shall be issued only to a trustee or trustees acting on behalf of an employee stock ownership trust or plan or other employee benefit plan ("Plan") of Mobil Corporation or Mobil Oil Corporation (collectively, "Mobil Oil"). In the event of any sale, transfer or other disposition (hereinafter a "transfer") of shares of Class B Preferred Stock to any person other than (x) any trustee or trustees of the Plan and (y) any pledgee of such shares acquiring such shares as security for any loan or loans made to the Plan or to any trustee or trustees acting on behalf of the Plan, the shares of Class B Preferred Stock so transferred, upon such transfer and without any further action by the Corporation or the holder shall be automatically converted into shares of the Common Stock (as defined in Section
10) at the Conversion Price (as hereinafter defined) and on the terms otherwise provided for the conversion of shares of Class B Preferred Stock into shares of Common Stock pursuant to Section 5 hereof and no such transferee shall have any of the voting powers, preferences and relative, participating, optional or special rights ascribed to shares of Class B Preferred Stock hereunder but, rather, only the powers and rights pertaining to the Common Stock into which such shares of Class B Preferred Stock shall be so converted, provided, however, that in the event of a foreclosure or other realization upon shares of Class B Preferred Stock pledged as security for any loan or loans made to the Plan or to the trustee or the trustees acting on behalf of the Plan, the pledged shares so foreclosed or otherwise realized upon shall (subject to the holder's right of redemption set forth in Section 7(B) hereof) be automatically converted into shares of Common Stock at the Conversion Price and on the terms otherwise provided for conversions of shares of Class B Preferred Stock into shares of Common Stock pursuant to Section 5 hereof. In the event of such a conversion, such transferee shall be treated for all purposes as the record holder of the shares of Common Stock into which the Class B Preferred Stock shall have been converted as of the date of such conversion. Certificates representing shares of Class B Preferred Stock shall be legended to reflect such restrictions on transfer. Notwithstanding the foregoing provisions of this Section 1, shares of Class B Preferred Stock (i) may be converted into shares of Common Stock as provided by Section 5 hereof and the shares of Common Stock issued upon such conversion may be transferred by the holder thereof as permitted by law and (ii) shall be redeemable by the Corporation upon the terms and conditions provided by Sections 6, 7 and 8 hereof.

          2.  Dividends and Distributions.

          (A)(1) Subject to the provisions for adjustment hereinafter set forth, the holders of shares of Class B Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors out of funds legally available therefor, cash dividends ("Regular Preferred Dividends") in an amount per share initially equal to $300 per share per annum, subject to adjustment from time to time as hereinafter provided, and no more, except as provided in Section 2(A)(2) (such amount, as adjusted from time to time, being hereinafter referred to as the "Regular Preferred Dividend Rate"), payable semiannually in arrears, one-half on the last day of February, and one-half on the last day of August of each year (each a "Dividend Payment Date") to holders of record at the start of business on such Dividend Payment Date. The first dividend payable on each share of Class B Preferred Stock shall accrue from the date of original issuance thereof, except that the first dividend payable on shares of Class B Preferred Stock issued on conversion of Mobil Corporation Series B ESOP Convertible Preferred Stock ("Mobil Series B Stock") shall accrue and be cumulative from the last dividend payment date of the Mobil Series B Stock and shall include any arrearage on the Mobil Series B Stock. Regular Preferred Dividends shall accrue on a daily basis, based on the Regular Preferred Dividend Rate in effect on such date, whether or not the Corporation shall have earnings or surplus at the time, computed on the basis of a 360-day year of 30-day months in case of any period less than a full semiannual period. Accrued but unpaid Regular Preferred Dividends, shall cumulate as of the Dividend Payment Date on which they first become payable, but no interest shall accrue on accumulated but unpaid Regular Preferred Dividends.

          (2) In the event that for any period of six (6) months preceding any Dividend Payment Date (each such period, a "Dividend Period") the aggregate fair value (as determined by the Board of Directors) of all dividends and other distributions declared per share of Common Stock during such Dividend Period multiplied by the number of shares of Common Stock into which a share of Class B Preferred Stock was convertible on the appropriate dividend payment date for the Common Stock shall exceed the amount of the Regular Preferred Dividends accrued on a share of Class B Preferred Stock during such Dividend Period, the holders of shares of the Class B Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors out of funds legally available therefor, cash dividends (the "Supplemental Preferred Dividends") in an amount per share (with appropriate adjustments to reflect any stock split or combination of shares or other adjustment provided for in Section 9) equal to the amount of such excess up to but not exceeding (x) the product of twelve and one-half per cent (12.5%) times the average of the Fair Market Values of the number of shares of Common Stock into which a share of Class B Preferred Stock was convertible on the day next preceding the ex-dividend date for each such dividend and the distribution date for each such distribution on the Common Stock of the Corporation minus (y) such amount of accrued Regular Preferred Dividends. The calculation of each Supplemental Preferred Dividend shall be subject to adjustment corresponding to the adjustments provided in Section 9 hereof. Supplemental Preferred Dividends shall accrue and cumulate as of the close of each relevant Dividend Period and shall be payable on the Dividend Payment Date next following the close of any such Dividend Period, but no interest shall accrue on accumulated but unpaid Supplemental Preferred Dividends and no Supplemental Preferred Dividends shall accrue in respect of any period of less than six months.

          (B)(1) No full dividends shall be declared or paid or set apart for payment on any shares ranking, as to dividends, on a parity with or junior to the Class B Preferred Stock, for any period unless full cumulative dividends (which for all purposes of this resolution shall include Regular Preferred Dividends and Supplemental Preferred Dividends) have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment on the Class B Preferred Stock for all Dividend Payment Dates occurring on or prior to the date of payment of such full dividends. When dividends are not paid in full, as aforesaid, upon the shares of Class B Preferred Stock and any other shares ranking, as to dividends, on a parity with Class B Preferred Stock, all dividends declared upon shares of Class B Preferred Stock shall be declared pro rata so that the amount of dividends declared per share on Class B Preferred Stock and such other parity shares shall in all cases bear to each other the same ratio that accumulated dividends per share on the shares of Class B Preferred Stock and such other parity shares bear to each other. Except as otherwise provided herein, holders of shares of Class B Preferred Stock shall not be entitled to any dividends, whether payable in cash, property or shares, in excess of full cumulative dividends, as herein provided, on Class B Preferred Stock.

          (2) So long as any shares of Class B Preferred Stock are outstanding, no dividend (other than dividends or distributions paid in shares of, or options, warrants or rights to subscribe for or purchase shares of, Common Stock or other shares ranking junior to Class B Preferred Stock as to dividends and upon liquidation and other than as provided in Section 2(B)(1)) shall be declared or paid or set aside for payment or other distribution declared or made upon the Common Stock or upon any other shares ranking junior to or on a parity with Class B Preferred Stock as to dividends or upon liquidation, nor shall any Common Stock or any other shares of the Company ranking junior to or on a parity with Class B Preferred Stock as to dividends or upon liquidation be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any such shares) by the Corporation (except by conversion into or exchange for shares of the Corporation ranking junior to Class B Preferred Stock as to dividends and upon liquidation) unless, in each case, the full cumulative dividends on all outstanding shares of Class B Preferred Stock shall have been paid.

          (3) Any dividend payment made on shares of Class B Preferred Stock shall first be credited against the earliest accumulated but unpaid dividend due with respect to shares of Class B Preferred Stock.

     3.   Liquidation Preference

          (A) In the event of any liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, before any payment or distribution of the assets of the Corporation (whether capital or surplus) shall be made to or set apart for the holders of any series or classes of stock of the Corporation ranking junior to Class B Preferred Stock upon liquidation, dissolution or winding-up, the holders of Class B Preferred Stock shall be entitled to receive the Liquidation Price (as hereinafter defined) per share in effect at the time of liquidation, dissolution or winding-up plus an amount equal to all dividends accrued (whether or not accumulated) and unpaid thereon to the date of final distribution to such holders, but such holders shall not be entitled to any further payments. The Liquidation Price per share which holders of Class B Preferred Stock shall receive upon liquidation, dissolution or winding-up shall be $3,887.50, subject to adjustment as hereinafter provided. If, upon any liquidation, dissolution or winding-up of the Corporation, the assets of the Corporation, or proceeds thereof, distributable among the holders of Class B Preferred Stock shall be insufficient to pay in full the preferential amount aforesaid and liquidating payments on any other shares ranking as to liquidation, dissolution or winding-up, on a parity with Class B Preferred Stock, then such assets, or the proceeds thereof, shall be distributed among the holders of Class B Preferred Stock and any such other shares ratably in accordance with the respective amounts which would be payable on such shares of Class B Preferred Stock and any such other shares if all amounts payable thereon were paid in full. For the purposes of this Section 3, a consolidation or merger of the Corporation with one or more corporations shall not be deemed to be a liquidation, dissolution or winding-up, voluntary and involuntary.

          (B) Subject to the rights of the holders of shares of any series or class or classes of stock ranking on a parity with or prior to Class B Preferred Stock upon liquidation, dissolution or winding-up, upon any liquidation, dissolution or winding-up of the Corporation, after payment shall have been made in full to the holders of Class B Preferred Stock as provided in this Section 3, but not prior thereto, any other series or class or classes of stock ranking junior to Class B Preferred Stock upon liquidation, dissolution or winding-up shall, subject to the respective terms and provisions (if any) applying thereto, be entitled to receive any and all assets remaining to be paid or distributed, and the holders of Class B Preferred Stock shall not be entitled to share therein.

     4.   Ranking and Voting of Shares.

          (A)  Any shares of the Corporation shall be deemed to rank:

          (1) prior to Class B Preferred Stock as to dividends or as to distribution of assets upon liquidation, dissolution or winding-up, if the holders of such class shall be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding-up, as the case may be, in preference or priority to the holders of Class B Preferred Stock,

          (2) on a parity with Class B Preferred Stock as to dividends or as to distribution of assets upon liquidation, dissolution or winding-up, whether or not the dividend rates, dividend payment dates, or redemption or liquidation prices per share thereof be different from those of Class B Preferred Stock, if the holders of such class of stock and Class B Preferred Stock shall be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding-up, as the case may be, in proportion to their respective dividend or liquidation amounts, as the case may be, without preference or priority one over the other, and

          (3) junior to Class B Preferred Stock as to dividends or as to the distribution of assets upon liquidation, dissolution or winding-up, if such shares shall be Common Stock or if the holders of Class B Preferred Stock shall be entitled to receipt of dividends or of amounts distributable upon liquidation, dissolution or winding-up, as the case may be, in preference or priority to the holders of such shares. Unless otherwise provided in the Restated Certificate of Incorporation of the Corporation, as the same may be amended, including an amendment relating to any subsequent class or series of preferred stock, the Class B Preferred Stock shall rank junior to all classes or series of the Corporation's preferred stock as to dividends and the distribution of assets upon liquidation, dissolution or winding-up.

          (B) The holders of shares of Class B Preferred Stock shall have the following voting rights:

          (1) The holders of Class B Preferred Stock shall be entitled to vote on all matters submitted to a vote of the shareholders of the Corporation, voting together with the holders of Common Stock as one class. The holder of each share of Class B Preferred Stock shall be entitled to a number of votes equal to the number of shares of Common Stock into which such Class B Preferred Stock could be converted on the record date for determining the shareholders entitled to vote; it being understood that whenever the "Conversion Price" (as defined in Section 5 hereof) is adjusted as provided in Section 9 hereof, the number of votes of the Class B Preferred Stock shall also be correspondingly adjusted.

          (2) Except as otherwise required by law or set forth herein, holders of Class B Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for the taking of any corporate action, including the issuance of any preferred stock now or hereafter authorized, provided, however, that the vote of at least 66-2/3% of the outstanding shares of Class B Preferred Stock, voting separately as a class, shall be necessary to approve any alteration, amendment or repeal of any provision of the Restated Certificate of Incorporation or any alteration, amendment or repeal of any provision of the resolutions relating to the designation, preferences and rights of Class B Preferred Stock (including any such alteration, amendment or repeal effected by any merger or consolidation in which the Corporation is the surviving or resulting corporation), if such amendment, alteration or repeal would alter or change the powers, preferences, or special rights of the Class B Preferred Stock so as to affect them adversely.

     5.   Conversion into Common Stock.

          (A) A holder of shares of Class B Preferred Stock shall be entitled, at any time prior to the close of business on the date fixed for redemption of such shares pursuant to Sections 6, 7 or 8 hereof, to cause any or all of such shares to be converted into shares of Common Stock. The number of shares of Common Stock into which each share of the Class B Preferred Stock may be converted shall be determined by dividing the Liquidation Price in effect at the time of conversion by the Conversion Price (as hereinafter defined) in effect at the time of conversion. The Conversion Price per share at which shares of Common Stock shall be initially issuable upon conversion of any shares of Class B Preferred Stock shall be $29.447411 subject to adjustment as hereinafter provided; that is, a conversion rate initially equivalent to 132.015 shares of Common Stock for each share of Class B Preferred Stock, which is subject to adjustment as hereinafter provided.

          (B) Any holder of shares of Class B Preferred Stock desiring to convert such shares into shares of Common Stock shall surrender, if certificated, the certificate or certificates representing the shares of Class B Preferred Stock being converted, duly assigned or endorsed for transfer to the Corporation (or accompanied by duly executed stock powers relating thereto), or if uncertificated, a duly executed stock power relating thereto, at the principal executive office of the Corporation or the offices of the transfer agent for the Class B Preferred Stock or such office or offices in the continental United States of an agent for conversion as may from time to time be designated by notice to the holders of the Class B Preferred Stock by the Corporation or the transfer agent for the Class B Preferred Stock, accompanied by written notice of conversion. Such notice of conversion shall specify (i) the number of shares of Class B Preferred Stock to be converted and the name or names in which such holder wishes the Common Stock and any shares of Class B Preferred Stock not to be so converted to be issued, and (ii) the address to which such holder wishes delivery to be made of a confirmation of such conversion, if uncertificated, or any new certificate which may be issued upon such conversion if certificated.

          (C) Upon surrender, if certificated, of a certificate representing a share or shares of Class B Preferred Stock for conversion, or if uncertificated, of a duly executed stock power relating thereto, the Corporation shall issue and send by hand delivery (with receipt to be acknowledged) or by first class mail, postage prepaid, to the holder thereof or to such holder's designee, at the address designated by such holder, if certificated, a certificate or certificates for, or if uncertificated, confirmation of, the number of shares of Common Stock to which such holder shall be entitled upon conversion. In the event that there shall have been surrendered shares of Class B Preferred Stock, only part of which are to be converted, the Corporation shall issue and deliver to such holder or such holder's designee, if certificated, a new certificate or certificates representing the number of shares of Class B Preferred Stock which shall not have been converted, or if uncertificated, confirmation of the number of shares of Class B Preferred Stock which shall not have been converted.

          (D) The issuance by the Corporation of shares of Common Stock upon a conversion of shares of Class B Preferred Stock into shares of Common Stock made at the option of the holder thereof shall be effective as of the earlier of (i) the delivery to such holder or such holder's designee of the certificates representing the shares of Common Stock issued upon conversion thereof if certificated or confirmation if uncertificated or (ii) the commencement of business on the second business day after the surrender of the certificate or certificates, if certificated, or a duly executed stock power, if uncertificated, for the shares of Class B Preferred Stock to be converted. On and after the effective date of conversion, the person or persons entitled to receive Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock, but no allowance or adjustment shall be made in respect of dividends payable to holders of Common Stock of record on any date prior to such effective date. The Corporation shall not be obligated to pay any dividends which shall have been declared and shall be payable to holders of shares of Class B Preferred Stock on a Dividend Payment Date if such Dividend Payment Date for such dividend shall be on or subsequent to the effective date of conversion of such shares.

          (E) The Corporation shall not be obligated to deliver to holders of Class B Preferred Stock any fractional share or shares of Common Stock issuable upon any conversion of such shares of Class B Preferred Stock, but in lieu thereof may make a cash payment in respect thereof in any manner permitted by law.

          (F) The Corporation shall at all times reserve and keep available out of its authorized and unissued Common Stock or treasury Common Stock, solely for issuance upon the conversion of shares of Class B Preferred Stock as herein provided, such number of shares of Common Stock as shall from time to time be issuable upon the conversion of all the shares of Class B Preferred Stock then outstanding.

     6.   Redemption at the Option of the Corporation.

          (A) The Class B Preferred Stock shall be redeemable, in whole or in part, at the option of the Corporation, out of funds legally available therefor, at any time after November 22, 1999 at 100% of the Liquidation Price per share in effect on the date fixed for redemption, plus an amount equal to all accrued (whether or not accumulated) and unpaid dividends thereon to the date fixed for redemption. The Class B Preferred Stock shall be redeemable, in whole or in part, out of funds legally available therefor, on or before November 22, 1999 only if permitted by Section 6 (C) or (D) at a price per share equal to, (i) if pursuant to Section 6(C), the redemption price set forth therein, or (ii) if pursuant to Section 6(D), 100.775% of the Liquidation Price in effect on the date fixed for redemption, plus, in each case, an amount equal to all accrued (whether or not accumulated) and unpaid dividends thereon to the date fixed for redemption. Payment of the redemption price shall be made by the Corporation in cash or shares of Common Stock, or a combination thereof, as permitted by Section 6(E). From and after the date fixed for redemption, dividends on shares of Class B Preferred Stock called for redemption will cease to accrue, such shares will no longer be deemed to be outstanding and all rights in respect of such shares of the Corporation shall cease, except for the right to receive the redemption price. If less than all of the outstanding shares of Class B Preferred Stock are to be redeemed, the Corporation shall either redeem a portion of the shares of each holder determined pro rata based on the number of shares held by each holder or shall select the shares to be redeemed by lot, as may be determined by the Board of Directors of the Corporation.

          (B) Unless otherwise required by law, notice of redemption will be sent to the holders of Class B Preferred Stock at the address shown on the books of the Corporation or any transfer agent for Class B Preferred Stock by first class mail, postage prepaid, mailed not less than twenty (20) days nor more than sixty (60) days prior to the redemption date. Each notice shall state: (i) the redemption date; (ii) the total number of shares of the Class B Preferred Stock to be redeemed and, if fewer than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (iii) the redemption price; (iv) the place or places where certificates, if certificated, for such shares are to be surrendered for payment of the redemption price; (v) that dividends on the shares to be redeemed will cease to accrue on such redemption date; (vi) the conversion rights of the shares to be redeemed, the period within which such conversion rights may be exercised, and the Conversion Price and number of shares of Common Stock issuable upon conversion of a share of Class B Preferred Stock at the time. Upon surrender of the certificates, if certificated, for any shares so called for redemption, or upon the date fixed for redemption if uncertificated such shares if not previously converted shall be redeemed by the Corporation on the date fixed for redemption and at the redemption price set forth in this Section 6.

          (C) In the event (i) of a change in the federal tax law or regulations of the United States of America or of an interpretation or application of such law or regulations or of a determination by a court of competent jurisdiction, which in any case has the effect of precluding the Corporation from claiming (other than for purposes of calculating any alternative minimum tax) any of the tax deductions for dividends paid on the Class B Preferred Stock when such dividends are used as provided under Section 404(k)(2) of the Internal Revenue Code of 1986, as amended (the "Code") as in effect on the date shares of Class B Preferred Stock are initially issued, or
(ii) that the Corporation certifies to the holders of the Class B Preferred Stock that the Corporation has determined in good faith that the Plan either is not qualified within the meaning of Section 401(a) of the Code or is not an "employee stock ownership plan" within the meaning of 4975(e)(7) of the Code, the Corporation may, in its sole discretion and notwithstanding anything to the contrary in Section 6(A), at any time within one year of the occurrence of such event, elect either to (a) redeem any or all of such Class B Preferred Stock for cash or, if the Corporation so elects, in shares of Common Stock, or a combination of such shares of Common Stock and cash, as permitted by Section 6(B), at a redemption price equal to the higher of (x) the

Liquidation Price per share on the date fixed for redemption or (y) the Fair Market Value (as defined in Section 9(G)(2)) of the number of shares of Common Stock into which each share of Class B Preferred Stock is convertible at the time the notice of such redemption is given, plus in either case an amount equal to accrued (whether or not accumulated) and unpaid dividends thereon to the date fixed for redemption, or (b) exchange any or all of such shares of Class B Preferred Stock for securities of comparable value (as determined by an independent appraiser) that constitute "qualifying employer securities" with respect to a holder of Class B Preferred Stock within the meaning of Section 409(1) of the Code and Section 407(d)(5) of the Employment Retirement Income Security Act of 1974, as amended ("ERISA") or any successor provisions of law.

          (D) Notwithstanding anything to the contrary in Section 6(A), in the event that the Employees Savings Plan of Mobil Oil is terminated or the Employee Stock Ownership Plan incorporated therein is terminated or eliminated from such Plan, the Corporation may, in its sole discretion, call for redemption of any or all of the then outstanding Class B Preferred Stock at a redemption price calculated on the basis of the redemption prices provided in Section 6(A), increased by 50% of the amount thereof in excess of 100% of the Liquidation Price in effect on the date fixed for redemption.

          (E) The Corporation, at its option, may make payment of the redemption price required upon redemption of shares of Class B Preferred Stock in cash or in shares of Common Stock, or in a combination of such shares and cash, any such shares of Common Stock to be valued for such purpose at their Fair Market Value (as defined in Section 9(G)(2)); provided, however, that in calculating their Fair Market Value the Adjustment Period shall be deemed to be the five (5) consecutive trading days preceding the date of redemption.

     7.   Redemption at the Option of the Holder.

          (A) Unless otherwise provided by law, shares of Class B Preferred Stock shall be redeemed by the Corporation out of funds legally available therefor for cash or, if the Corporation so elects, in shares of Common Stock, or a combination of such shares and cash, any such shares of Common Stock to be valued for such purpose as provided by Section 6(E), at a redemption price equal to the higher of (x) the Liquidation Price per share in effect on the date fixed for redemption or (y) the Fair Market Value of the number of shares of Common Stock into which each share of Class B Preferred Stock is convertible at the time the notice of such redemption is given plus in either case an amount equal to accrued (whether or not accumulated) and unpaid dividends thereon to the date fixed for redemption, at the option of the holder, at any time and from time to time upon notice to the Corporation given not less than five (5) business days prior to the date fixed by the holder in such notice of redemption, when and to the extent necessary for such holder to provide for distributions required to be made under, or to satisfy an investment election provided to participants in accordance with, the Employee Stock Ownership Plan incorporated in the Employees Savings Plan of Mobil Oil, or any successor plan or when the holder elects to redeem shares of Class B Preferred Stock in respect of any Regular or Supplemental Preferred Dividend (a "Dividend Redemption"). In the case of any Dividend Redemption, such holder shall give the notice specified above within five (5) business days after the related Dividend Payment Date and such redemption shall be effective as to such number of shares of Class B Preferred Stock as shall equal (x) the aggregate amount of such Regular or Supplemental Preferred Dividend with respect to shares of Class B Preferred Stock allocated or credited to the accounts of participants in the Employee Stock Ownership Plan incorporated in the Employees Savings Plan of Mobil Oil, or any successor plan divided by (y) the redemption price specified above.

          (B) Shares of Class B Preferred Stock shall be redeemed by the Corporation out of funds legally available therefor for cash or, if the Corporation so elects, in shares of Common Stock, or a combination of such shares of Common Stock and cash, any such shares of Common Stock to be valued for such purpose as provided by Section 6(E), at a redemption price equal to the Liquidation Price plus an amount equal to accrued and unpaid dividends thereon to the date fixed for redemption, at the option of the holder, at any time and from time to time upon notice to the Corporation given not less than five (5) business days prior to the date fixed by the holder in such notice for such redemption, upon certification by such holder to the Corporation of the following events: (i) when and to the extent necessary for such holder to make any payments of principal, interest or premium due and payable (whether as scheduled, upon acceleration or otherwise) upon any obligations of the trust established under the Employee Stock Ownership Plan incorporated in the Employees Savings Plan of Mobil Oil in connection with the acquisition of Class B Preferred Stock or any indebtedness, expenses or costs incurred by the holder for the benefit of the Plan; or (ii) when and if it shall be established to the satisfaction of the holder that the Plan has not initially been determined by the Internal Revenue Service to be qualified as a stock bonus plan and an employee stock ownership plan within the meaning of Sections 401(a) or 4975(e)(7) of the Code, respectively.

     8.   Consolidation, Merger, etc.

          (A) In the event that the Corporation shall consummate any consolidation or merger or similar transaction, however named, pursuant to which the outstanding shares of Common Stock are by operation of law exchanged solely for or changed, reclassified or converted solely into shares of any successor or resulting company (including the Corporation) that constitute "qualifying employer securities" that are common stock with respect to a holder of Class B Preferred Stock within the meanings of Section 409(1) of the Code and Section 407(d)(5) of ERISA, or any successor provision of law, and, if applicable, for a cash payment in lieu of fractional shares, if any, then, in such event, the terms of such consolidation or merger or similar transaction shall provide that the shares of Class B Preferred Stock of such holder shall be converted into or exchanged for and shall become preferred shares of such successor or resulting company, having in respect of such company insofar as possible the same powers, preferences and relative, participating, optional or other special rights (including the redemption rights provided by Sections 6, 7, and 8 hereof), and the qualifications, limitations or restrictions thereon, that the Class B Preferred Stock had immediately prior to such transaction; provided, however, that after such transaction each share of stock into which the Class B Preferred Stock is so converted or for which it is exchanged shall be convertible, pursuant to the terms and conditions provided by Section 5 hereof, into the number and kind of qualifying employer securities receivable by a holder of the number of shares of Common Stock into which such shares of Class B Preferred Stock could have been converted pursuant to Section 5 hereof immediately prior to such transaction and provided, further, that if by virtue of the structure of such transaction, a holder of Common Stock is required to make an election with respect to the nature and kind of consideration to be received in such transaction, which election cannot practicably be made by the holders of the Class B Preferred Stock, then such election shall be deemed to be solely for "qualifying employer securities" (together, if applicable, with a cash payment in lieu of fractional shares) with the effect provided above on the basis of the number and kind of qualifying employer securities receivable by a holder of the number of shares of Common Stock into which the shares of Class B Preferred Stock could have been converted pursuant to Section 5 hereof immediately prior to such transaction (it being understood that if the kind or amount of qualifying employer securities receivable in respect of each share of Common Stock upon such transaction is not the same for each such share, then the kind and amount of qualifying employer securities deemed to be receivable in respect of each share of Common Stock for purposes of this proviso shall be the kind and amount so receivable per share of Common Stock by a plurality of such shares). The rights of the Class B Preferred Stock as preferred shares of such successor resulting company shall successively be subject to adjustments pursuant to
Section 9 hereof after any such transaction as nearly equivalent to the adjustments provided for by such Section prior to such transaction. The Corporation shall not consummate any such merger, consolidation or similar transaction unless all the terms of this Section 8(A) are complied with.

          (B) In the event that the Corporation shall consummate any consolidation or merger or similar transaction, however named, pursuant to which the outstanding shares of Common Stock are by operation of law exchanged for or changed, reclassified or converted into other shares or securities or cash or any other property, or any combination thereof, other than any such consideration which is constituted solely of qualifying employer securities that are common stock (as referred to in Section 8(A)) and cash payments, if applicable, in lieu of fractional shares, outstanding shares of Class B Preferred Stock shall, without any action on the part of the Corporation or any holder thereof (but subject to Section 8(C)), be automatically converted immediately prior to the consummation of such merger, consolidation or similar transaction into shares of Common Stock at the conversion rate then in effect so that each share of Class B Preferred Stock shall, by virtue of such transaction and on the same terms as apply to the holders of Common Stock, be converted into or exchanged for the aggregate amount of shares, securities, cash or other property (payable in like kind) receivable by a holder of the number of shares of Common Stock into which such shares of Class B Preferred Stock could have been converted immediately prior to such transaction if such holder of Common Stock failed to exercise any rights of election as to the kind or amount of shares, securities, cash or other property receivable upon such transaction (provided that, if the kind or amount of shares, securities, cash or other property receivable upon such transaction is not the same for each non-electing share, then the kind and amount of shares, securities, cash or other property receivable upon such transaction for each non-electing share shall be the kind and amount so receivable per share by a plurality of non-electing shares).

          (C) In the event the Corporation shall enter into any agreement providing for any consolidation or merger or similar transaction described in
Section 8(B), then the Corporation shall as soon as practicable thereafter (and in any event at least ten (10) business days before consummation of such transaction) give notice of such agreement and the material terms thereof to each holder of Class B Preferred Stock and each such holder shall have the right to elect, by written notice to the Corporation, to receive, upon consummation of such transaction (if and when such transaction is consummated), out of funds legally available therefor, from the Corporation or the successor of the Corporation, in redemption and retirement of such Class B Preferred Stock, in lieu of any cash or other securities which such holder would otherwise be entitled to receive under Section 8(B) hereof, a cash payment equal to the redemption price specified in Section 6(A) in effect on the date of the consummation of such transaction plus an amount equal to all accrued (whether or not accumulated) and unpaid dividends. No such notice of redemption shall be effective unless given to the Corporation prior to the close of business of the fifth business day prior to consummation of such transaction, unless the Corporation or the successor of the Corporation shall waive such prior notice, but any notice of redemption so given prior to such time may be withdrawn by notice of withdrawal given to the Corporation prior to the close of business on the fifth business day prior to consummation of such transaction.

     9.   Anti-dilution Adjustments.

          (A)(1) Subject to the provisions of Section 9(E), in the event the Corporation shall, at any time or from time to time while any of the shares of the Class B Preferred Stock are outstanding, (i) pay a dividend or make a distribution in respect of the Common Stock in shares of Common Stock or (ii) subdivide the outstanding shares of Common Stock into a greater number of shares, in each case whether by reclassification of shares, recapitalization of the Corporation (excluding a recapitalization or reclassification effected by a merger or consolidation to which Section 8 hereof applies) or otherwise, then, in such event, the Board of Directors shall, to the extent legally permissible, declare a dividend in respect of the Class B Preferred Stock in shares of Class B Preferred Stock (a "Special Dividend") in such a manner that a holder of Class B Preferred Stock will become a holder of that number of shares of Class B Preferred Stock equal to the product of the number of such shares held prior to such event times a fraction (the "Sec. 9(A) Non-Dilutive Share Fraction"), the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock outstanding immediately before such event. A Special Dividend declared pursuant to this Section 9(A)(1) shall be effective, upon payment of such dividend or distribution in respect of the Common Stock, as of the record date for the determination of shareholders entitled to receive such dividend or distribution (on a retroactive basis), and in the case of a subdivision shall become effective immediately as of the effective date thereof. Concurrently with the declaration of the Special Dividend pursuant to this
Section 9(A)(1), the Conversion Price, the Liquidation Price and the Regular Preferred Dividend Rate of all shares of Class B Preferred Stock shall be adjusted by dividing the Conversion Price, the Liquidation Price and the Regular Preferred Dividend Rate, respectively, in effect immediately before such event by the Sec. 9(A) Non-Dilutive Share Fraction.

          (2) The Corporation and the Board of Directors shall each use its best efforts to take all necessary steps or to take all actions as are reasonably necessary or appropriate for declaration of the Special Dividend provided in
Section 9(A)(1) but shall not be required to call a special meeting of shareholders in order to implement the provisions thereof. If for any reason the Board of Directors is precluded from giving full effect to the Special Dividend provided in Section 9(A)(1), then no such Special Dividend shall be declared, but instead the Conversion Price shall automatically be adjusted by dividing the Conversion Price in effect immediately before the event by the Sec. 9(A) Non-Dilutive Share Fraction and the Liquidation Price and the Regular Preferred Dividend Rate will not be adjusted. An adjustment to the Conversion Price made pursuant to this Section 9(A)(2) shall be given effect, upon payment of such a dividend or distribution, as of the record date for the determination of holders entitled to receive such dividend or distribution (on a retroactive basis), and in the case of a subdivision shall become effective immediately as of the effective date thereof. If subsequently the Board of Directors is able to give full effect to the Special Dividend as provided in Section 9(A)(1), then such Special Dividend will be declared and other adjustments will be made in accordance with the provisions of Section 9(A)(1) and the adjustment in the Conversion Price as provided in this Section 9(A)(2) will automatically be reversed and nullified prospectively.

          (3) Subject to the provisions of Section 9(E) hereof, in the event the Corporation shall, at any time or from time to time while any of the shares of the Class B Preferred Stock are outstanding, combine the outstanding shares of Common Stock into a lesser number of shares, whether by reclassification of shares, recapitalization of the Corporation (excluding a recapitalization or reclassification effected by a merger, consolidation or other transaction to which Section 8 hereof applies) or otherwise, then, in such event, the Conversion Price shall automatically be adjusted by dividing the Conversion Price in effect immediately before such event by the Sec. 9(A) Non-Dilutive Share Fraction and the Liquidation Price and the Regular Preferred Dividend Rate will not be adjusted. An adjustment to the Conversion Price made pursuant to this Section 9(A)(3) shall be given effect immediately as of the effective date of such combination.

          (B)(1) Subject to the provisions of Section 9(E), in the event the Corporation shall, at any time or from time to time while any of the shares of Class B Preferred Stock are outstanding issue to holders of shares of Common Stock as a dividend or distribution, including by way of reclassification of shares or a recapitalization of the Corporation, any right or warrant to purchase shares of Common Stock (but not including as a right or warrant for this purpose any security convertible into or exchangeable for shares of Common Stock) for a consideration having a Fair Market Value (as defined in Section 9
(G)(2) hereof) per share less than the Fair Market Value of a share of Common Stock on the date of issuance of such right or warrant, then, in such event, the Board of Directors shall, to the extent legally permissible, declare a Special Dividend in such a manner that a holder of Class B Preferred Stock will become a holder of that number of shares of Class B Preferred Stock equal to the product of the number of such shares held prior to such event times a fraction (the "Sec. 9(B) Non-Dilutive Share Fraction"), the numerator of which is the number of shares of Common Stock outstanding immediately before such issuance of rights or warrants plus the maximum number of shares of Common Stock that could be acquired upon exercise in full of all such rights and warrants and the denominator of which is the number of shares of Common Stock outstanding immediately before such issuance of warrants or rights plus the number of shares of Common Stock which could be purchased at the Fair Market Value of a share of Common Stock at the time of such issuance for the maximum aggregate consideration payable upon exercise in full of all such rights and warrants. A Special Dividend declared pursuant to this Section 9(B)(1) shall be effective upon such issuance of rights or warrants. Concurrently with the declaration of the Special Dividend pursuant to this Section 9(B)(1), the Conversion Price, the Liquidation Price and the Regular Preferred Dividend Rate of all shares of Class B Preferred Stock shall be adjusted by dividing the Conversion Price, the Liquidation Price and the Regular Preferred Dividend Rate, respectively, in effect immediately before such event by the Sec. 9(B) Non-Dilutive Share Fraction.

          (2) The Corporation and the Board of Directors shall each use its best efforts to take all necessary steps or to take all actions as are reasonably necessary or appropriate for declaration of the Special Dividend provided in
Section 9(B)(1) but shall not be required to call a special meeting of shareholders in order to implement the provisions thereof. If for any reason the Board of Directors is precluded from giving full effect to the Special Dividend provided in Section 9(B)(1), then no such Special Dividend shall be declared, but instead the Conversion Price shall automatically be adjusted by dividing the Conversion Price in effect immediately before the event by the Sec. 9(B) Non-Dilutive Share Fraction and the Liquidation Price and the Preferred Dividend Rate will not be adjusted. An adjustment to the Conversion Price made pursuant to this Section 9(B)(2) shall be given effect upon issuance of rights or warrants. If subsequently the Board of Directors is able to give full effect to the Special Dividend as provided in
Section 9(B)(1), then such Special Dividend will be declared and other adjustments will be made in accordance with the provisions of Section 9(B)(1) and the adjustment in the Conversion Price as provided in this Section 9(B)(2) will automatically be reversed and nullified prospectively.

          (C)(1)(i) Subject to the provisions of Section 9(E), in the event the Corporation shall, at any time or from time to time while any of the shares of Class B Preferred Stock are outstanding, issue, sell or exchange shares of Common Stock (other than pursuant to (x) any right or warrant to purchase or acquire shares of Common Stock (including as such a right or warrant any security convertible into or exchangeable for shares of Common Stock), or (y) any employee or director incentive, compensation or benefit plan or arrangement of the Corporation or any subsidiary of the Corporation heretofore or hereafter adopted) at a purchase price per share less than the Fair Market Value of a share of Common Stock on the date of such issuance, sale or exchange, then, in such event, the Board of Directors shall, to the extent legally permissible, declare a Special Dividend in such a manner that a holder of Class B Preferred Stock will become the holder of that number of shares of Class B Preferred Stock equal to the product of the number of such shares held prior to such event times a fraction (the "Sec. 9(C)(1)(i) Non-Dilutive Share Fraction"), the numerator of which is the number of shares of Common Stock outstanding immediately before such issuance, sale or exchange plus the number of shares of Common Stock so issued, sold or exchanged and the denominator of which is the number of shares of Common Stock outstanding immediately before such issuance, sale or exchange plus the number of shares of Common Stock which could be purchased at the Fair Market Value of a share of Common Stock at the time of such issuance, sale or exchange for the maximum aggregate consideration paid therefor.

          (ii) In the event that the Corporation shall, at any time or from time to time while any Class B Preferred Stock is outstanding, issue, sell or exchange any right or warrant to purchase or acquire shares of Common Stock (including as such a right or warrant any security convertible into or exchangeable for shares of Common Stock other than pursuant to (x) any employee or director incentive, compensation or benefit plan or arrangement of the Corporation or any subsidiary of the Corporation heretofore or hereafter adopted and (y) any dividend or distribution on shares of Common Stock contemplated in
Section 9(A)(1)) for a consideration having a Fair Market Value, on the date of such issuance, sale or exchange, less than the Non-Dilutive Amount (as defined in Section 9(G)(3) hereof), then, in such event, the Board of Directors shall, to the extent legally permissible, declare a Special Dividend in such a manner that a holder of Class B Preferred Stock will become the holder of that number of shares of Class B Preferred Stock equal to the product of the number of such shares held prior to such event times a fraction (the "Sec. 9(C)(1)(ii) Non-Dilutive Share Fraction"), the numerator of which is the number of shares of Common Stock outstanding immediately before such issuance of rights or warrants plus the maximum number of shares of Common Stock that could be acquired upon exercise in full of all such rights and warrants and the denominator of which is the number of shares of Common Stock outstanding immediately before such issuance of rights or warrants plus the number of shares of Common Stock which could be purchased at the Fair Market Value of a share of Common Stock at the time of such issuance for the total of (x) the maximum aggregate consideration payable at the time of the issuance, sale or exchange of such right or warrant and (y) the maximum aggregate consideration payable upon exercise in full of all such rights or warrants.

          (iii) A Special Dividend declared pursuant to this Section 9(C)(1) shall be effective upon the effective date of such issuance, sale or exchange. Concurrently with the declaration of the Special Dividend pursuant to this
Section 9(C)(1), the Conversion Price, the Liquidation Price and the Regular Preferred Dividend Rate of all shares of Class B Preferred Stock shall be adjusted by dividing the Conversion Price, the Liquidation Price and the Regular Preferred Dividend Rate, respectively, in effect immediately before such event by the Sec. 9(C)(1)(i) or Sec. 9(C)(1)(ii) Non-Dilutive Share Fraction, as the case may be.

          (2) The Corporation and the Board of Directors shall each use its best efforts to take all necessary steps or to take all actions as are reasonably necessary or appropriate for declaration of the Special Dividend provided in
Section 9(C)(1)(i) or (ii) but shall not be required to call a special meeting of shareholders in order to implement the provisions thereof. If for any reason the Board of Directors is precluded from giving full effect to any Special Dividend provided in Section 9(C)(1), then no such Special Dividend shall be declared, but instead the Conversion Price shall automatically be adjusted by dividing the Conversion Price in effect immediately before the event by the Sec. 9(C)(1)(i) or Sec. 9(C)(1)(ii) Non-Dilutive Share Fraction, as the case may be, and the Liquidation Price and the Regular Preferred Dividend Rate will not be adjusted. An adjustment to the Conversion Price made pursuant to this Section 9(C)(2) shall be given effect upon the effective date of such issuance, sale or exchange. If subsequently the Board of Directors is able to give full effect to the Special Dividend as provided in Section 9(C)(1), then such Special Dividend will be declared and other adjustments will be made in accordance with the provisions of Section 9(C)(1) and the adjustment in the Conversion Price as provided in this Section 9(C)(2) will automatically be reversed and nullified prospectively.

          (D)(1) Subject to the provisions of Section 9(E), in the event the Corporation shall, at any time or from time to time while any of the shares of Class B Preferred Stock are outstanding, make an Extraordinary Distribution (as defined in Section 9(G)(1) hereof) in respect of the Common Stock, whether by dividend, distribution, reclassification of shares or recapitalization of the Corporation (including capitalization or reclassification effected by a merger or consolidation to which Section 8 hereof does not apply) or effect a Pro Rata Repurchase (as defined in Section 9(G)(4) hereof) of Common Stock, then, in such event, the Board of Directors shall, to the extent legally permissible, declare a Special Dividend in such a manner that a holder of Class B Preferred Stock will become a holder of that number of shares of Class B Preferred Stock equal to the product of the number of such shares held prior to such event times a fraction (the "Sec. 9(D) Non-Dilutive Share Fraction"), the numerator of which is the product of (a) the number of shares of Common Stock outstanding immediately before such Extraordinary Distribution or Pro Rata Repurchase minus, in the case of a Pro Rata Repurchase, the number of shares of Common Stock repurchased by the Corporation multiplied by (b) the Fair Market Value of a share of Common Stock on the day before the ex-dividend date with respect to an Extraordinary Distribution which is paid in cash and on the distribution date with respect to an Extraordinary Distribution which is paid other than in cash, or on the applicable expiration date (including all extensions thereof) of any tender offer which is a Pro Rata Repurchase or on the date of purchase with respect to any Pro Rata Repurchase which is not a tender offer, as the case may be, and the denominator of which is (i) the product of (x) the number of shares of Common Stock outstanding immediately before such Extraordinary Distribution or Pro Rata Repurchase multiplied by (y) the Fair Market Value of a share of Common Stock on the day before the ex-dividend date with respect to an Extraordinary Distribution which is paid in cash and on the distribution date with respect to an Extraordinary Distribution which is paid other than in cash, or on the applicable expiration date (including all extensions thereof) of any tender offer which is a Pro Rata Repurchase, or on the date of purchase with respect to any Pro Rata Repurchase which is not a tender offer, as the case may be, minus (ii) the Fair Market Value of the Extraordinary Distribution or the aggregate purchase price of the Pro Rata Repurchase, as the case may be. The Corporation shall send each holder of Class B Preferred Stock (i) notice of its intent to make an Extraordinary Distribution and (ii) notice of any offer by the Corporation to make a Pro Rata Repurchase, in each case at the same time as, or as soon as practicable after, such offer is first communicated to holders of Common Stock or, in the case of an Extraordinary Distribution, the announcement of a record date in accordance with the rules of any stock exchange on which the Common Stock is listed or admitted to trading. Such notice shall indicate the intended record date and the amount and nature of such dividend or distribution, or the number of shares subject to such offer for a Pro Rata Repurchase and the purchase price payable by the Corporation pursuant to such offer, as well as the Conversion Price and the number of shares of Common Stock into which a share of Class B Preferred Stock may be converted at such time. Concurrently with the Special Dividend paid pursuant to this Section 9(D)(1), the Conversion Price, the Liquidation Price and the Regular Preferred Dividend Rate of all shares of Class B Preferred Stock shall be adjusted by dividing the Conversion Price, the Liquidation Price and the Regular Preferred Dividend Rate, respectively, in effect immediately before such Extraordinary Distribution or Pro Rata Repurchase by the Sec. 9(D) Non-Dilutive Share Fraction determined pursuant to this Section 9(D)(1).

          (2) The Corporation and the Board of Directors shall each use its best efforts to take all necessary steps or to take all actions as are reasonably necessary or appropriate for declaration of the Special Dividend provided in
Section 9(D)(1) but shall not be required to call a special meeting of shareholders in order to implement the provisions thereof. If for any reason the Board of Directors is precluded from giving full effect to the Special Dividend provided in Section 9(D)(1), then no such Special Dividend shall be declared, but instead the Conversion Price shall automatically be adjusted by dividing the Conversion Price in effect immediately before the event by the Sec. 9(D) Non-Dilutive Share Fraction, and the Liquidation Price and the Regular Preferred Dividend Rate will not be adjusted. If subsequently the Board of Directors is able to give full effect to the Special Dividend as provided in
Section 9(D)(1), then such Special Dividend will be declared and other adjustments will be made in accordance with the provisions of Section 9(D)(1) and the adjustment in the Conversion Price as provided in this Section 9(D)(2) will automatically be reversed and nullified prospectively.

          (E) Notwithstanding any other provision of this Section 9, the Corporation shall not be required to make (i) any Special Dividend or any adjustment of the Conversion Price, the Liquidation Price or the Regular Preferred Dividend Rate unless such adjustment would require an increase or decrease of at least one percent (1%) in the number of shares of Class B Preferred Stock outstanding, or, (ii) if no additional shares of Class B Preferred Stock are issued, any adjustment of the Conversion Price unless such adjustment would require an increase or decrease of at least one percent (1%) in the Conversion Price. Any lesser adjustment shall be carried forward and shall be made no later than the time of, and together with, the next subsequent adjustment which, together with any adjustment or adjustments so carried forward, shall amount to an increase or decrease of at least one percent (1%) of the number of shares of Class B Preferred Stock outstanding or, if no additional shares of Class B Preferred Stock are being issued, an increase or decrease of at least one percent (1%) of the Conversion Price, whichever the case may be.

          (F) If the Corporation shall make any dividend or distribution on the Common Stock or issue any Common Stock, other capital stock or other security of the Corporation or any rights or warrants to purchase or acquire any such security, which transaction does not result in an adjustment to the number of shares of Class B Preferred Stock outstanding or the Conversion Price pursuant to the foregoing provisions of this Section 9, the Board of Directors of the Corporation may, in its sole discretion, consider whether such action is of such a nature that some type of equitable adjustment should be made in respect of such transaction. If in such case the Board of Directors of the Corporation determines that some type of adjustment should be made, an adjustment shall be made effective as of such date as determined by the Board of Directors of the Corporation. The determination of the Board of Directors of the Corporation as to whether some type of adjustment should be made pursuant to the foregoing provisions of this Section 9(F), and, if so, as to what adjustment should be made and when, shall be final and binding on the Corporation and all shareholders of the Corporation. The Corporation shall be entitled to make such additional adjustments, in addition to those required by the foregoing provisions of this Section 9, as shall be necessary in order that any dividend or distribution in shares of capital stock of the Corporation, subdivision, reclassification or combination of shares of the Corporation or any recapitalization of the Corporation shall not be taxable to holders of the Common Stock.

          (G) For purposes hereof, the following definitions shall apply:

          (1) "Extraordinary Distribution" shall mean any dividend or other distribution to holders of Common Stock effected while any of the shares of Class B Preferred Stock are outstanding of (i) cash or (ii) any shares of capital stock of the Corporation (other than shares of Common Stock), other securities of the Corporation (other than securities of the type referred to in Section 9(B)), evidences of indebtedness of the Corporation or any other person or any other property (including shares of any subsidiary of the Corporation), or any combination thereof, where the aggregate amount of such cash dividend or other distribution together with the amount of all cash dividends and other distributions made during the preceding period of twelve (12) months, when combined with the aggregate amount of all Pro Rata Repurchases (for this purpose, including only that portion of the aggregate purchase price of such Pro Rata Repurchase which is in excess of the Fair Market Value of the Common Stock repurchased as determined on the applicable expiration date (including all extensions thereof) of any tender offer or exchange offer which is a Pro Rata Repurchase, or the date of purchase with respect to any other Pro Rata Repurchase which is not a tender offer or exchange offer) made during such period, exceeds twelve and one-half percent (12.5%) of the aggregate Fair Market Value of all shares of Common Stock outstanding on the day before the ex-dividend date with respect to such Extraordinary Distribution which is paid in cash and on the distribution date with respect to an Extraordinary Distribution which is paid other than in cash. The Fair Market Value of an Extraordinary Distribution for purposes of Section 9(D) shall be the sum of the Fair Market Value of such Extraordinary Distribution plus the aggregate amount of any cash dividends or other distributions which are not Extraordinary Distributions made during such twelve month period and not previously included in the calculation of an adjustment pursuant to Section 9(D), but shall exclude the aggregate amount of regular quarterly dividends declared by the Board of Directors and paid by the Corporation in such twelve month period.

          (2) "Fair Market Value" shall mean, as to shares of Common Stock or any other class of capital stock or securities of the Corporation or any other issuer which are publicly traded, the average of the Current Market Prices (as hereinafter defined) of such shares or securities for each day of the Adjustment Period (as hereinafter defined). "Current Market Price" of publicly traded shares of Common Stock or any other class of capital stock or other security of the Corporation or any other issuer for a day shall mean the last reported sales price, regular way, or, in case no sale takes place on such day, the average of the reported closing bid and asked prices, regular way, in either case as reported on the New York Stock Exchange Composite Tape or, if such security is not listed or admitted to trading on the New York Stock Exchange, on the principal national securities exchange on which such security is listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, on the NASDAQ National Market System or, if such security is not quoted on such National Market System, the average of the closing bid and asked prices on each such day in the over-the-counter market as reported by NASDAQ or, if bid and asked prices for such security on each such day shall not have been reported through NASDAQ, the average of the bid and asked prices for such day as furnished by any New York Stock Exchange member firm regularly making a market in such security selected for such purpose by the Board of Directors of the Corporation on each trading day during the Adjustment Period. "Adjustment Period" shall mean the period of five consecutive trading days, selected by the Board of Directors of the Corporation, during the twenty (20) trading days preceding, and including, the date as of which the Fair Market Value of a security is to be determined. The "Fair Market Value" of any security which is not publicly traded or of any other property shall mean the fair value thereof as determined by an independent investment banking or appraisal firm experienced in the valuation of such securities or property selected in good faith by the Board of Directors of the Corporation, or, if no such investment banking or appraisal firm is in the good faith judgment of the Board of Directors available to make such determination, as determined in good faith by the Board of Directors of the Corporation.

          (3) "Non-Dilutive Amount" in respect of an issuance, sale or exchange by the Corporation of any right or warrant to purchase or acquire shares of Common Stock (including any security convertible into or exchangeable for shares of Common Stock) shall mean the difference between (i) the product of the Fair Market Value of a share of Common Stock on the day preceding the first public announcement of such issuance, sale or exchange multiplied by the maximum number of shares of Common Stock which could be acquired on such date upon the exercise in full of such rights or warrants (including upon the conversion or exchange of all such convertible or exchangeable securities), whether or not exercisable (or convertible or exchangeable) at such date, and (ii) the aggregate amount payable pursuant to such right or warrant to purchase or acquire such maximum number of shares of Common Stock; provided, however, that in no event shall the Non-Dilutive Amount be less than zero. For purposes of the foregoing sentence, in the case of a security convertible into or exchangeable for shares of Common Stock, the amount payable pursuant to a right or warrant to purchase or acquire shares of Common Stock shall be the Fair Market Value of such security on the date of the issuance, sale or exchange of such security by the Corporation.

          (4) "Pro Rata Repurchase" shall mean any purchase of shares of Common Stock by the Corporation or any subsidiary thereof, whether for cash, shares of capital stock of the Corporation, other securities of the Corporation, evidences of indebtedness of the Corporation or any other person or any other property (including shares of a subsidiary of the Corporation ), or any combination thereof, effected while any of the shares of Class B Preferred Stock are outstanding, pursuant to any tender offer or exchange offer subject to Section 13(e) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or any successor provision of law, or pursuant to any other offer available to substantially all holders of Common Stock, provided, however, that no purchase of shares by the Corporation or any subsidiary thereof made in open market transactions shall be deemed a Pro Rata Repurchase. For purposes of this
Section 9(G), shares shall be deemed to have been purchased by the Corporation or any subsidiary thereof "in open market transactions" if they have been purchased substantially in accordance with the requirements of Rule 10b-18 as in effect under the Exchange Act on the date shares of Class B Preferred Stock are initially issued by the Corporation or on such other terms and conditions as the Board of Directors of the Corporation shall have determined are reasonably designed to prevent such purchases from having a material effect on the trading market for the Common Stock.

          (H) Whenever an adjustment increasing the number of shares of Class B Preferred Stock outstanding is required pursuant hereto, the Board of Directors shall take action as is necessary so that a sufficient number of shares of Class B Preferred Stock are designated with respect to such increase resulting from such adjustment. Whenever an adjustment to the Conversion Price, the Liquidation Price or the Regular Preferred Dividend Rate of the Class B Preferred Stock is required pursuant hereto, the Corporation shall forthwith place on file with the transfer agent for the Common Stock and the Class B Preferred Stock, if there be one, and with the Treasurer of the Corporation, a statement signed by the Treasurer or any Assistant Treasurer of the Corporation stating the adjusted Conversion Price, Liquidation Price and Regular Preferred Dividend Rate determined as provided herein. Such statement shall set forth in reasonable detail such facts as shall be necessary to show the reason and the manner of computing such adjustment, including any determination of Fair Market Value involved in such computation. Promptly after each adjustment to the number of shares of Class B Preferred Stock outstanding, the Conversion Price, the Liquidation Price or the Regular Preferred Dividend Rate, the Corporation shall mail a notice thereof and of the then prevailing number of shares of Class B Preferred Stock outstanding, the Conversion Price, the Liquidation Price and the Regular Preferred Dividend Rate to each holder of shares of Class B Preferred Stock.

     10.  Miscellaneous.

          (A) All notices referred to herein shall be in writing, and all notices hereunder shall be deemed to have been given upon the earlier of receipt thereof or three (3) business days after the mailing thereof if sent by registered mail (unless first-class mail shall be specifically permitted for such notice under the terms hereof) with postage prepaid, addressed: (i) if to the Corporation, to its office at 5959 Las Colinas Boulevard, Irving, Texas 75039 (Attention: Treasurer) or to the transfer agent for the Class B Preferred Stock, or other agent of the Corporation designated as permitted hereby or (ii) if to any holder of the Class B Preferred Stock or Common Stock, as the case may be, to such holder at the address of such holder as listed in the stock record books of the Corporation (which may include the records of any transfer agent for the Class B Preferred Stock or Common Stock, as the case may be) or (iii) to such other address as the Corporation or any such holder, as the case may be, shall have designated by notice similarly given.

          (B) The term "Common Stock" as used herein means the Corporation's no par value common stock, as the same exists at the Effective Date, or any other class of stock resulting from successive changes or reclassifications of such Common Stock consisting solely of changes in par value, or from par value to without par value, or from without par value to par value. In the event that, at any time as a result of an adjustment made pursuant to Section 9 hereof, the holder of any shares of the Class B Preferred Stock upon thereafter surrendering such shares for conversion shall become entitled to receive any shares or other securities of the Corporation other than shares of Common Stock, the anti-dilution provisions contained in Section 9 hereof shall apply in a manner and on terms as nearly equivalent as practicable to the provisions with respect to Common Stock, and the provisions of Sections 1 through 8 and 10 hereof with respect to the Common Stock shall apply on like or similar terms to any such other shares of securities.

          (C) The term "Effective Date" shall mean the date of effectiveness of the Certificate of Merger of Lion Acquisition Subsidiary Corporation with and into Mobil Corporation filed in the office of the Secretary of State of the State of Delaware.

          (D) The Corporation shall pay any and all stock transfer and documentary stamp taxes that may be payable in respect of any issuance or delivery of shares of Class B Preferred Stock or shares of Common Stock or other securities issued on account of Class B Preferred Stock pursuant thereto or certificate representing such shares or securities. The Corporation shall not, however, be required to pay any such tax which may be payable in respect of any transfer involved in the issuance or delivery of shares of Class B Preferred Stock or Common Stock or other securities in a name other than that in which the shares of Class B Preferred Stock with respect to which such shares or other securities are issued or delivered were registered, or in respect of any payment to any person with respect to any such shares or securities other than a payment to the registered holder thereof, and shall not be required to make any such issuance, delivery or payment unless and until the person otherwise entitled to such issuance, delivery or payment has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid or is not payable.

          (E) In the event that a holder of shares of Class B Preferred Stock shall not by written notice designate the name in which shares of Common Stock to be issued upon conversion of such shares should be registered or to whom payment upon redemption of shares of Class B Preferred Stock should be made or the address to which the certificate or certificates representing such shares, or such payment, should be sent, the Corporation shall be entitled to register such shares, and make such payment, in the name of the holder of such Class B Preferred Stock as shown on the records of the Corporation and to send the certificate or certificates or other documentation representing such shares, or such payment, to the address of such holder shown on the records of the Corporation.

          (F) The Corporation may appoint, and from time to time discharge and change, a transfer agent for the Class B Preferred Stock. Upon any such appointment or discharge of a transfer agent, the Corporation shall send notice thereof by first-class mail, postage prepaid, to each holder of record of Class B Preferred Stock.

          (G) Any shares of Common Stock into which the shares of Class B Preferred Stock shall be converted, may be uncertificated shares, provided that
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the names of the holders of all uncertificated shares and the number of such shares held by each holder shall be registered at the offices of the Corporation or the transfer agent for such shares. In the event that any shares shall be uncertificated, all references herein to surrender or issuance of stock certificates shall have no application to such uncertificated shares.